AGREEMENT AND PLAN OF MERGER



                                BY AND AMONG



                APARTMENT INVESTMENT AND MANAGEMENT COMPANY,



                           CASDEN PROPERTIES INC.



                                    AND



                              XYZ HOLDINGS LLC







                        Dated as of December 3, 2001




                             TABLE OF CONTENTS

                                                                          Page

ARTICLE I  THE MERGER       ................................................5
         Section 1.1       THE MERGER.......................................5
         Section 1.2       EFFECTS OF THE MERGER............................5
         Section 1.3       EFFECTIVE TIME OF THE MERGER.....................6

ARTICLE II  TREATMENT OF SHARES.............................................6
         Section 2.1       CERTAIN DEFINITIONS..............................6
         Section 2.2       EFFECT OF THE MERGER ON SHARES..................13
         Section 2.3       PAYMENT OF MERGER CONSIDERATION.................17
         Section 2.4       APPRAISAL RIGHTS................................20

ARTICLE III  THE CLOSING...................................................20
         Section 3.1       CLOSING.........................................20

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF CASDEN.......................20
         Section 4.1       ORGANIZATION AND QUALIFICATION; ASSETS..........20
         Section 4.2       CAPITALIZATION..................................23
         Section 4.3       AUTHORITY; NON-CONTRAVENTION; STATUTORY
                           APPROVALS; COMPLIANCE...........................24
         Section 4.4       CASDEN FINANCIAL STATEMENTS.....................26
         Section 4.5       ABSENCE OF CERTAIN CHANGES OR EVENTS............26
         Section 4.6       LITIGATION......................................27
         Section 4.7       TAX MATTERS.....................................27
         Section 4.8       EMPLOYEE MATTERS; ERISA.........................30
         Section 4.9       ENVIRONMENTAL PROTECTION........................34
         Section 4.10      VOTE REQUIRED...................................36
         Section 4.11      HUD      .......................................36
         Section 4.12      ABSENCE OF INDUCEMENT...........................37
         Section 4.13      REAL PROPERTIES.................................37
         Section 4.14      BOOKS AND RECORDS...............................40
         Section 4.15      NO UNDISCLOSED LIABILITIES......................40
         Section 4.16      INSURANCE.......................................40
         Section 4.17      CONTRACTS.......................................41
         Section 4.18      PROPRIETY OF PAST PAYMENTS......................41
         Section 4.19      BANK ACCOUNTS...................................42
         Section 4.20      DEFICIT RESTORATION OBLIGATIONS, ADJUSTED
                           CAPITAL ACCOUNT DEFICITS AND CAPITAL
                           CONTRIBUTION OBLIGATIONS........................42
         Section 4.21      COMPLIANCE WITH LAWS............................42
         Section 4.22      RELATIONSHIPS WITH RELATED PERSONS..............42
         Section 4.23      MARYLAND TAKEOVER LAWS..........................42
         Section 4.24      OFFICERS AND DIRECTORS..........................43
         Section 4.25      NO CASDEN MATERIAL MISSTATEMENTS................43
         Section  4.26     TAX QUESTIONNAIRES..............................43
         Section  4.27     CLOSING PAYOFF AMOUNTS..........................43
         Section  4.28     CASDEN BOARD OF DIRECTORS APPROVAL..............43

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF AIMCO.........................43
         Section 5.1       ORGANIZATION AND QUALIFICATION..................43
         Section 5.2       AIMCO SUBSIDIARIES..............................43
         Section 5.3       CAPITALIZATION..................................44
         Section 5.4       AUTHORITY; NON-CONTRAVENTION; STATUTORY
                           APPROVALS; COMPLIANCE...........................44
         Section 5.5       REPORTS AND FINANCIAL STATEMENTS................46
         Section 5.6       ABSENCE OF CERTAIN CHANGES OR EVENTS............46
         Section 5.7       LITIGATION......................................46
         Section 5.8       REGISTRATION STATEMENT..........................46
         Section 5.9       TAX MATTERS.....................................47
         Section 5.10      EMPLOYEE MATTERS; ERISA.........................48
         Section 5.11      ENVIRONMENTAL PROTECTION........................49
         Section 5.12      HUD   ..........................................50
         Section 5.13      ABSENCE OF INDUCEMENT...........................51
         Section 5.14      NO AIMCO MATERIAL MISSTATEMENTS.................51
         Section 5.15      MARYLAND TAKEOVER LAWS..........................51

ARTICLE VI  CONDUCT OF BUSINESS PENDING THE MERGER.........................51
         Section 6.1       COVENANTS OF CASDEN.............................51
         Section 6.2       COVENANTS OF AIMCO..............................56

ARTICLE VII  ADDITIONAL AGREEMENTS.........................................56
         Section 7.1       ACCESS TO INFORMATION...........................56
         Section 7.2       REGISTRATION RIGHTS AGREEMENT...................57
         Section 7.3       LETTERS OF ACCOUNTANTS..........................57
         Section 7.4       REGULATORY MATTERS..............................58
         Section 7.5       APPROVAL OF CASDEN STOCKHOLDERS.................58
         Section 7.6       PUBLIC ANNOUNCEMENTS............................58
         Section 7.7       NO SOLICITATION.................................59
         Section 7.8       EXPENSES........................................59
         Section 7.9       FURTHER ASSURANCES..............................59
         Section 7.10      REIT STATUS.....................................60
         Section 7.11      EMPLOYEES; EMPLOYEE PLANS.......................60
         Section 7.12      RECORD DATES AND DIVIDEND PAYMENT DATES.........61
         Section 7.13      INSURANCE.......................................61
         Section 7.14      BREACHES 61
         Section 7.15      TRANSFER TAXES..................................61
         Section 7.16      NAMES AND TRADEMARKS............................62
         Section 7.17      PREPARATION OF TAX RETURNS......................62
         Section 7.18      DEPOSIT BY AIMCO................................62
         Section 7.19      TAX FREE REORGANIZATION.........................63
         Section 7.20      MEZZANINE LOAN..................................63
         Section 7.21      PLEDGE AND GUARANTY AGREEMENTS..................63
         Section 7.22      RELEASE  63
         Section 7.23      QUESTIONNAIRES..................................63
         Section 7.24      CPLB DISTRIBUTION...............................64
         Section 7.25      COMMERCIAL PROPERTIES...........................64
         Section 7.26      LEGAL MATTERS...................................64
         Section 7.27      RESERVATION OF AIMCO STOCK......................64
         Section 7.28      CASDEN WARRANTS.................................64
         Section 7.29      MATERIAL ADVERSE EFFECTS; KNOWLEDGE OF
                           BREACHES........................................64
         Section 7.30      LITIGATION......................................64
         Section 7.31      LISTING OF SHARES...............................65
         Section 7.32      NAPICO SYNDICATED PROPERTIES....................65
         Section 7.33      COMPLIANCE WITH THE MGCL........................65
         Section 7.34      CASDEN CHARTER..................................65
         Section 7.35      NAPICO PROPERTY CONSENTS........................65
         Section 7.36      CLOSING PAYOFF AMOUNTS..........................65

ARTICLE VIII  CONDITIONS...................................................66
         Section 8.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO
                           EFFECT THE MERGER...............................66
         Section 8.2       CONDITIONS TO OBLIGATION OF AIMCO TO EFFECT
                           THE MERGER......................................66
         Section 8.3       CONDITIONS TO OBLIGATION OF CASDEN TO EFFECT
                           THE MERGER......................................68

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER..............................70
         Section 9.1       TERMINATION.....................................70
         Section 9.2       EFFECT OF TERMINATION...........................71
         Section 9.3       TERMINATION FEES................................71
         Section 9.4       AMENDMENT.......................................72
         Section 9.5       WAIVER..........................................72
         Section 9.6       DAMAGES.........................................72

ARTICLE X  GENERAL PROVISIONS..............................................72
         Section 10.1      BROKERS.........................................72
         Section 10.2      NOTICES.........................................73
         Section 10.3      MISCELLANEOUS...................................74
         Section 10.4      INTERPRETATION..................................75
         Section 10.5      COUNTERPARTS; EFFECT............................75
         Section 10.6      PARTIES' INTEREST...............................75
         Section 10.7      ENFORCEMENT.....................................75
         Section 10.8      SEVERABILITY....................................76




                           EXHIBITS TO AGREEMENT

Exhibit A         Form of OP Contribution Agreement
Exhibit B-1       Form of Casden Contribution Agreement
Exhibit B-2       Form of Commercial Purchase Agreement
Exhibit C-1       Form of Tri-Party Agreement
Exhibit C-2       Form of WW Letter Agreement
Exhibit C-3       Form of Villa Azure Letter Agreement
Exhibit D         Form of CPLB Merger Agreement
Exhibit E-1       Form of Development LLC Agreement
Exhibit E-2       Form of Ross Purchase Agreement
Exhibit E-3       Form of Development LLC Purchase Agreement
Exhibit F         Form of Consent and Voting Agreement
Exhibit G         Form of Tax Indemnification and Tax Contest Agreement
Exhibit H         Form of Master Indemnification Agreement
Exhibit I         Form of Amended and Restated Limited Liability Company
                  Operating
                  Agreement of Casden Park La Brea A LLC
Exhibit J         Form of Amended and Restated Limited Liability Company
                  Operating
                  Agreement of Casden Park La Brea B LLC
Exhibit K         Form of Amended and Restated Limited Liability Company
                  Operating
                  Agreement of Casden Park La Brea C LLC
Exhibit L         Form of Amended and Restated Limited Liability Company
                  Operating
                  Agreement of Casden Glendon LLC
Exhibit M         Form of Registration Rights Agreement (Stock)
Exhibit N         Form of Consulting Agreement
Exhibit O         List of Core Properties
Exhibit P-1       Form of Tax Questionnaires - Subsidiaries
Exhibit P-2       Form of General Questionnaires
Exhibit P-3       Form of Tax Questionnaires - NAPICO
Exhibit Q-1       Form of Non-Foreign Status (1)
Exhibit Q-2       Form of Non-Foreign Status (2)
Exhibit R         Form of Casden Comfort Letter
Exhibit S         Form of AIMCO Comfort Letter
Exhibit T         Form of Investor Representation Letter
Exhibit U         Form of Escrow Agreement
Exhibit V         Form of Mezzanine Loan Documents
Exhibit W-1       Form of Pledge Agreement
Exhibit W-2       Form of Guaranty Agreement
Exhibit X-1       Form of Release (Casden)
Exhibit X-2       Form of Release (Blackacre)
Exhibit Y         CPLB Instrument of Assignment
Exhibit 8.2(c)-1  Form of Opinion of Casden's Maryland Counsel(1)
Exhibit 8.2(c)-2  Form of Opinion of Casden's Maryland Counsel(2)
Exhibit 8.2(d)    Form of Opinion of Casden Special Counsel
Exhibit 8.2(f)    Form of Casden REIT Opinion
Exhibit 8.3(c)    Form of Opinion of AIMCO's Maryland Counsel
Exhibit 8.3(d)(i) Form of Merger Opinion of Casden's Counsel
Exhibit 8.3(d)(ii)Form of AIMCO Officer's Certificate re: REIT
Exhibit 8.3(e)    Form of Opinion of AIMCO's Counsel



                           SCHEDULES TO AGREEMENT


Schedule 2.1(a)   Closing Payoff Amounts
Schedule 2.1(b)   Casden Mortgage Debt




                           TABLE OF DEFINED TERMS

                                                                      Cross Reference
Term                                                                   in Agreement                            Page

Acquisition Proposal .............................................Section 2.1.....................................6
Additional Tax Liabilities .......................................Section 2.1.....................................6
Affected Employees ...............................................Section 7.11(a)................................60
Affiliate ........................................................Section 2.1.....................................6
Aggregate Consideration ..........................................Section 2.1.....................................6
Agreement ........................................................Preamble........................................1
AIC...............................................................Recitals........................................1
AIC Common Per Share Consideration................................Section 2.1.....................................6
AIC Common Stock..................................................Section 2.1.....................................6
AIMCO ............................................................Preamble........................................1
AIMCO Benefit Plans ..............................................Section 5.10(a)................................48
AIMCO Charter ....................................................Section 1.2.....................................5
AIMCO Common Stock ...............................................Section 2.1.....................................6
AIMCO Common Stock Price .........................................Section 2.1.....................................7
AIMCO CPLB Merger Sub ............................................Recitals........................................2
AIMCO Disclosure Letter ..........................................Article V......................................43
AIMCO Financial Statements .......................................Section 5.5....................................46
AIMCO Material Adverse Effect ....................................Section 2.1.....................................7
AIMCO OP .........................................................Recitals........................................1
AIMCO Required Statutory Approvals ...............................Section 5.4(c).................................45
AIMCO SEC Reports ................................................Section 2.1.....................................7
AIMCO Subsidiary .................................................Section 2.1.....................................7
ARP...............................................................Recitals........................................1
Articles of Merger ...............................................Recitals........................................1
Asset Purchase....................................................Recitals........................................3
Blackacre.........................................................Section 8.2(d).................................67
Blackacre Parties.................................................Section 8.2(d).................................67
Canceled Shares ..................................................Section 2.3(b)(i)..............................17
Casden ...........................................................Preamble........................................1
Casden Benefit Plans .............................................Section 4.8(a).................................30
Casden Capital Stock .............................................Section 2.1.....................................7
Casden Charter ...................................................Section 4.1(a).................................20
Casden Class A Preferred Stock ...................................Section 2.1.....................................7
Casden Common Stock ..............................................Section 2.1.....................................7
Casden Contribution Agreement.....................................Recitals........................................1
Casden Contribution Consideration.................................Section 2.1.....................................6
Casden Disclosure Letter .........................................Article IV.....................................20
Casden Financial Statements ......................................Section 2.1.....................................7
Casden Junior Preferred Stock ....................................Section 2.1.....................................7
Casden Material Adverse Effect ...................................Section 2.1.....................................8
Casden Meeting ...................................................Section 7.5(a).................................58
Casden OP ........................................................Recitals........................................1
Casden Option.....................................................Section 2.2(c).................................15
Casden OPUs ......................................................Recitals........................................1
Casden Pro Forma Financial Information............................Section 4.4(b).................................26
Casden Property Consents..........................................Section 4.3(b).................................24
Casden Properties ................................................Section 4.13(a)................................37
Casden Required Consents..........................................Section 7.35...................................24
Casden Required Statutory Approvals ..............................Section 4.3(c).................................25
Casden Reverse Stock Split .......................................Recitals........................................1
Casden Stock Plan ................................................Section 2.1.....................................8
Casden Stockholders' Approval ....................................Section 4.10...................................36
Casden Subsidiary ................................................Section 2.1.....................................8
Casden Transfer Tax Amount........................................Section 2.1.....................................8
Casden I Warrants ................................................Section 2.1.....................................8
Casden II Warrants ...............................................Section 2.1.....................................8
Cerberus Partners.................................................Recitals........................................3
Certificate ......................................................Section 2.3(b)(i)..............................17
Certificates .....................................................Section 2.3(b)(i)..............................17
CIC...............................................................Recitals........................................1
Closing ..........................................................Section 3.1....................................20
Closing Agreement ................................................Section 2.1.....................................8
Closing Date .....................................................Section 3.1....................................20
Code .............................................................Recitals........................................5
CommercialCo .....................................................Recitals........................................2
Commercial Debt ..................................................Recitals........................................2
Commercial Properties ............................................Recitals........................................2
Commercial Sale ..................................................Recitals........................................2
Common Per Share Value............................................Section 2.2(d).................................15
Confidentiality Agreement ........................................Section 7.1....................................56
Consulting Agreement  ............................................Recitals........................................4
Contract .........................................................Section 2.1.....................................8
Contribution Effective Date.......................................Section 2.1.....................................8
Core Properties ..................................................Section 2.1.....................................9
Core Properties Earnout Amount ...................................Section 2.1.....................................9
CPLB .............................................................Recitals........................................1
CPLB LLC..........................................................Recitals........................................3
CPLB Merger ......................................................Recitals........................................2
CPLB Merger Agreement ............................................Recitals........................................2
CPLB Merger Consideration.........................................Section 2.1.....................................9
CPLB Reverse Stock Split .........................................Recitals........................................1
Deferred Consideration............................................Section 2.1.....................................9
Development LLC ..................................................Recitals........................................2
Development LLC Agreement ........................................Recitals........................................2
Development LLC Assets ...........................................Recitals........................................2
Development LLC Purchase Agreement ...............................Recitals........................................3
Development Properties ...........................................Recitals........................................2
Dissenting Shares ................................................Section 2.1.....................................9
Effective Time ...................................................Section 1.3.....................................6
Environmental Claim ..............................................Section 2.1.....................................9
Environmental Laws ...............................................Section 2.1.....................................9
Environmental Permits ............................................Section 4.9(b).................................35
Environmental Release.............................................Section 2.1.....................................9
Equity Consideration..............................................Section 2.2(d).................................15
ERISA ............................................................Section 4.8(a).................................30
ERISA Affiliate ..................................................Section 4.8(a).................................30
Escrow Agent .....................................................Section 7.18...................................62
Escrow Agreement..................................................Section 7.18...................................62
Escrow Amount ....................................................Section 7.18...................................62
Exchange Act .....................................................Section 2.1....................................10
Exchange Fund ....................................................Section 2.3(a).................................17
GAAP .............................................................Section 4.4(a).................................26
General Questionnaires............................................Section 2.1....................................10
Governmental Authority ...........................................Section 4.3(c).................................25
Ground Lease .....................................................Section 4.13(b)................................38
Hazardous Materials ..............................................Section 2.1....................................10
Holder ...........................................................Section 2.1....................................10
HSR Act ..........................................................Section 4.3(c).................................25
HUD ..............................................................Section 4.3(c).................................25
HUD Approval .....................................................Section 7.4(a).................................58
IRS ..............................................................Section 4.8(a).................................31
Joint Venture ....................................................Recitals........................................2
Junior Preferred Liquidation Amount ..............................Section 2.1....................................10
knowledge ........................................................Section 2.1....................................10
Latest Casden Financial Statements................................Section 2.1....................................10
Latest Casden Pro Forma Financial Information.....................Section 2.1....................................11
Laws .............................................................Section 4.13(a)................................38
Leased Properties ................................................Section 4.13(a)(ii)...........................37
Leased Properties Lessees ........................................Section 4.13(a)(ii)............................37
Liens ............................................................Section 4.1(b).................................21
Liquidated Damages ...............................................Section 9.3(a).................................71
Master Indemnification Agreement .................................Recitals........................................3
Merger ...........................................................Recitals........................................1
Mezzanine Loan ...................................................Section 7.20...................................63
Mezzanine Loan Documents .........................................Section 7.20...................................63
Mortgage Debt Amortization........................................Section 2.1....................................11
MGCL .............................................................Section 1.2.....................................5
MSDAT ............................................................Section 1.3.....................................6
NAPICO ...........................................................Section 4.1(e).................................22
NAPICO Entities ..................................................Section 4.1(e).................................22
NAPICO Properties ................................................Section 4.13(a)(iii)..........................37
NAPICO Property Consents .........................................Section 7.35...................................65
NAPICO Property Owners ...........................................Section 4.13(a)(iii)...........................37
NAPICO Syndicated Properties .....................................Section 7.32..................................65
New Merger Sub....................................................Section 2.2(f).................................66
Non-Equity Consideration..........................................Section 2.2(d).................................15
Non-Equity Ratio..................................................Section 2.2(d).................................15
NYSE .............................................................Section 2.1....................................11
OP Contribution ..................................................Recitals........................................1
OP Contribution Agreement ........................................Recitals........................................1
OP Contribution Consideration.....................................Section 2.1....................................11
Option Settlement Amount..........................................Section 2.2(c).................................15
Other Common Per Share Consideration..............................Section 2.1....................................11
Other Common Stock................................................Section 2.1...................................11
Owned Properties .................................................Section 4.13(a)(i)............................37
Owner Property Owners.............................................Section 2.1...................................11
PBGC .............................................................Section 4.8(d)................................31
Per Share Casden Jenior Preferred Liquidation Amount .............Section 4.13(a)(i).............................37
Permitted Encumbrances ...........................................Section 4.13(a)................................38
Person ...........................................................Section 2.1....................................11
PLB ..............................................................Recitals........................................2
Proposed Transferred Employees....................................Section 4.8(s).................................34
Qualified REIT Subsidiary.........................................Section 4.1(c).................................21
Questionnaires....................................................Section 2.1....................................10
Registration Rights Agreement (Stock).............................Recitals........................................4
Registration Rights Agreement (Units).............................Recitals........................................4
Registration Statement ...........................................Section 2.1....................................11
REIT .............................................................Recitals........................................5
REIT Cash Consideration...........................................Section 2.1....................................11
REIT Common Consideration ........................................Section 2.1....................................12
REIT Common Deferred Consideration................................Section 2.1....................................12
REIT Merger Consideration.........................................Section 2.1....................................12
REIT Preferred Consideration......................................Section 2.1....................................12
Related Transaction Documents ....................................Section 2.1....................................12
Related Transactions .............................................Section 2.1....................................12
Release ..........................................................Section 7.22...................................63
Representatives ..................................................Section 7.1...................................56
Ross Purchase Agreement...........................................Recitals........................................3
Ross Retail LLC ..................................................Recitals........................................3
Ross Store Sale...................................................Recitals........................................3
SEC ..............................................................Section 2.1....................................12
Securities Act ...................................................Section 2.1....................................12
Spin-Off..........................................................Recitals........................................2
Status Requirements ..............................................Section 4.7(f).................................28
Subsidiary .......................................................Section 2.1....................................12
Surviving Corporation ............................................Section 1.1.....................................5
Tax Indemnity Agreement ..........................................Recitals........................................3
Tax Questionnaires-NAPICO.........................................Section 2.1....................................10
Tax Questionnaires-Subsidiaries...................................Section 2.1....................................10
Tax Return .......................................................Section 2.1....................................13
Tax Ruling .......................................................Section 2.1....................................13
Taxable Election..................................................Section 2.2(f).................................16
Taxable REIT Subsidiary...........................................Section 4.1(c).................................21
Taxes ............................................................Section 2.1....................................13
Termination Date .................................................Section 9.1(c).................................70
Test Date.........................................................Section 2.2(f).................................16
Total Consideration...............................................Section 2.2(d).................................15
Trademarks .......................................................Section 7.16(a)................................62
Transaction Documents ............................................Section 2.1....................................13
Transactions .....................................................Section 2.1....................................13
Transfer Taxes ...................................................Section 7.15...................................61
Transferred Employees.............................................Section 7.11(a)................................60
Transition Period ................................................Section 7.16(c)................................62
Tri-Party Agreement ..............................................Recitals........................................2
Villa Azure Earnout Amount .......................................Section 2.1....................................13
Villa Azure Letter Agreement......................................Recitals........................................2
Villa Azure Property .............................................Section 2.1....................................13
Violation ........................................................Section 4.3(b).................................24
Voting Agreement .................................................Recitals........................................3
Voting Debt ......................................................Section 4.2(a).................................23
WARN Act .........................................................Section 2.1....................................13
Westwood..........................................................Recitals........................................2
WW Letter Agreement...............................................Recitals........................................2
XYZ ..............................................................Preamble........................................1
XYZ Agreement.....................................................Section 2.1....................................13




                        AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 3, 2001, by and between Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), Casden Properties Inc., a Maryland corporation ("Casden"), and XYZ Holdings LLC, a Delaware limited liability company ("XYZ").

         WHEREAS, the respective boards of directors of AIMCO and Casden deem it advisable and in the best interests of their respective stockholders that AIMCO acquire Casden in a merger (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, pursuant to this Agreement, AIMCO shall acquire Casden REIT, and pursuant to the OP Unit Contribution Agreement (as defined herein), the CPLB Merger Agreement (as defined herein) and the Casden Contribution Agreement (as defined herein), AIMCO shall acquire certain affiliated entities, all in exchange for the Aggregate Consideration;

         WHEREAS, immediately prior to the Closing Date (as defined in Section 3.1), Casden shall effect a reverse stock split with respect to the Casden Common Stock, whereby every 100 shares of Casden Common Stock will represent one share of Casden Common Stock after giving effect thereto (the "Casden Reverse Stock Split");

         WHEREAS, immediately prior to the Closing Date, Casden Park La Brea, Inc., a Maryland corporation ("CPLB"), shall effect a reverse stock split with respect to its common stock, whereby every 10 shares of CPLB common stock will represent one share of CPLB common stock after giving effect thereto (the "CPLB Reverse Stock Split");

         WHEREAS, upon the terms and subject to the conditions set forth herein, AIMCO and Casden shall execute Articles of Merger ("Articles of Merger") and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger;

         WHEREAS, Casden and AIMCO desire that, on or prior to the Contribution Effective Date, holders of limited partnership interests in Casden Properties Operating Partnership, L.P., a Delaware limited partnership ("Casden OP"), will exchange such limited partnership interests ("Casden OPUs") for cash and limited partnership interests in AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), on the terms and subject to the conditions of an OP Unit Contribution Agreement, dated as of December 3, 2001 and attached hereto as Exhibit A (the "OP Contribution Agreement"), by and among the holders of Casden OPUs, Casden, Casden OP and AIMCO OP (the "OP Contribution");

         WHEREAS, Casden and AIMCO desire that, on or prior to the Contribution Effective Date, (i) Alan I. Casden ("AIC") will contribute all of his interests in AIC REIT Properties LLC, a Delaware limited liability company ("ARP"), and (ii) Casden Investment Corp., a California corporation ("CIC"), will contribute all of its interests in NAPICO (as defined in Section 4.1(e)) to AIMCO OP in exchange for cash and/or limited partnership interests in AIMCO OP, on the terms and subject to the conditions of a Contribution Agreement, dated as of the date hereof and attached hereto as Exhibit B-1 (the "Casden Contribution Agreement"), by and among ARP, AIC, CIC and AIMCO OP;

         WHEREAS, Casden and AIMCO desire that, on or prior to the Contribution Effective Date, certain commercial real estate properties of Casden (the "Commercial Properties") either (i) shall be sold to, and certain indebtedness of Casden relating to such Commercial Properties (the "Commercial Debt") shall be assumed by, one or more entities pursuant to an asset purchase agreement substantially in the form attached hereto as Exhibit B-2 or (ii) any Commercial Debt and the interests in the limited liability companies that own the Commercial Properties shall be distributed by Casden to its stockholders in a spin-off transaction (the "Spin-Off") (collectively, such entity or entities referred to herein as "CommercialCo" and such transaction(s), including the Spin-Off, referred to herein as the "Commercial Sale");

         WHEREAS, Casden and AIMCO desire that, on the Closing Date, AIMCO acquire 100% of the ownership interest in certain real estate properties currently under development and commonly referred to as the "PLB" and "Westwood" developments (the "Development Properties"), subject to compliance with the terms and conditions of the Tri-Party and Construction Completion Agreement, by and among XYZ, AIMCO, Development LLC, AIMCO OP, Casden Park La Brea A LLC, Casden Park La Brea B LLC, Casden Park La Brea C LLC, Casden Glendon, LLC and the agent for the construction lenders named therein, substantially in the form attached hereto as Exhibit C-1 (the "Tri-Party Agreement"), subject to Section 7.9, providing for, among other things, the financing, development and completion of the construction of the Development Properties;

         WHEREAS, XYZ and AIMCO desire that, concurrently with the execution of the Tri-Party Agreement, AIMCO and XYZ shall execute and deliver a letter agreement relating to the "Westwood" Development Property, substantially in the form attached hereto as Exhibit C-2 (the "WW Letter Agreement");

         WHEREAS, Casden and AIMCO desire that on the Closing Date, AIMCO shall execute and deliver, and Casden shall cause The Casden Company to execute and deliver, a letter agreement relating to the Villa Azure Property (as defined herein), substantially in the form attached hereto as Exhibit C-3 (the "Villa Azure Letter Agreement");

         WHEREAS, on or prior to the date of the OP Contribution, Casden shall cause Casden OP to distribute to Casden its entire interest in CPLB;

         WHEREAS, immediately after the Effective Time (as defined in Section 1.3), a wholly-owned subsidiary of AIMCO ("AIMCO CPLB Merger Sub") will be merged with and into CPLB (the "CPLB Merger"), pursuant to an Agreement and Plan of Merger, dated as of December 3, 2001 (the "CPLB Merger Agreement"), by and among AIMCO, CPLB, AIMCO CPLB Merger Sub and XYZ and attached hereto as Exhibit D;

         WHEREAS, AIMCO and certain Casden stockholders desire to enter into a joint venture with respect to the development of real estate properties (the "Joint Venture"), and for such purpose AIMCO and certain Casden stockholders shall contribute cash and certain other assets (the "Development LLC Assets") to a newly formed limited liability company ("Development LLC"), on the terms and subject to the conditions of a limited liability company agreement substantially in the form attached hereto as Exhibit E-1 (the "Development LLC Agreement");

         WHEREAS, Casden and AIMCO desire that, on or prior to the Contribution Effective Date, either (i) Casden Park La Brea LLC, a Delaware limited liability company ("CPLB LLC"), shall sell all of the issued and outstanding ownership interests of Casden Park La Brea Retail LLC, a Delaware limited liability company ("Ross Retail LLC"), to Development LLC, on the terms and subject to the conditions of a purchase agreement (the "Ross Purchase Agreement"), substantially in the form attached hereto as Exhibit E-2 or (ii) the limited liability company interests in Ross Retail LLC shall be distributed to the stockholders of CPLB in a spin-off transaction (the transactions described in clauses (i) and (ii) above being referred to herein, collectively, as the "Ross Store Sale");

         WHEREAS, Casden and AIMCO desire that, on or prior to the Contribution Effective Date, Casden shall sell certain assets it owns, together with all development rights that it acquires after the date hereof, to Development LLC (the "Asset Purchase"), on the terms and subject to the conditions of an asset purchase agreement (the "Development LLC Purchase Agreement") substantially in the form attached hereto as Exhibit E-3;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to AIMCO and Casden to enter into this Agreement, the following parties have entered into the following agreements (each of even date herewith):

                  (i) certain of the holders of Casden OPUs, Casden, Casden OP and AIMCO OP have entered into the OP Contribution Agreement;

                  (ii) ARP, AIC, CIC and AIMCO OP have entered into the Casden Contribution Agreement;

                  (iii) AIMCO, AIMCO CPLB Merger Sub, CPLB and XYZ have entered into the CPLB Merger Agreement;

                  (iv) the holders of at least two-thirds (2/3) of the Casden Common Stock and at least 55% of the Casden Class A Preferred Stock (each term as defined in Section 2.1) have entered into a Consent and Voting Agreement substantially in the form attached as Exhibit F hereto (the "Voting Agreement"), pursuant to which (a) such holders of Casden Class A Preferred Stock have delivered their consent to the approval of the Merger and the approval of this Agreement and (b) such holders of Casden Common Stock have agreed to vote their shares of Casden Capital Stock in favor of the approval of this Agreement and in favor of the Merger and the Casden Reverse Stock Split, subject to the terms of the Voting Agreement;

                  (v) AIMCO, AIC, Cerberus Partners, L.P., a Delaware limited partnership ("Cerberus Partners"), XYZ, CIC, The Casden Company, CPLB and NAPICO have entered into a Tax Indemnification and Tax Contest Agreement (the "Tax Indemnity Agreement") substantially in the form attached hereto as Exhibit G providing for certain Tax indemnification rights and obligations of the parties thereto;

                  (vi) AIMCO, AIMCO OP, AIC, Cerberus Partners, XYZ, CIC and The Casden Company have entered into a Master Indemnification Agreement (the "Master Indemnification Agreement") substantially in the form attached hereto as Exhibit H, providing for certain indemnification rights and obligations of the parties thereto;

                  (vii) AIMCO and the Persons named therein have entered into the registration rights agreement (the "Registration Rights Agreement (Units)") attached as an exhibit to the OP Contribution Agreement, providing for, among other things, AIMCO's registration of the AIMCO Common Stock issued in exchange for AIMCO OP Units received pursuant to the OP Contribution Agreement that are surrendered for redemption;

         WHEREAS, on or prior to the Closing Date, the following additional agreements shall have been entered into and the following actions shall have occurred:

                  (i) AIMCO and certain Casden stockholders have entered into the Development LLC Agreement;

                  (ii) Casden Park La Brea LLC and an appropriate Casden entity shall have executed and delivered amended and restated limited liability company agreements for the following entities:
         (A) Casden Park La Brea A LLC, substantially in the form attached hereto as Exhibit I, (B) Casden Park La Brea B LLC, substantially in the form attached hereto as Exhibit J, and (C) Casden Park La Brea C LLC, substantially in the form attached hereto as Exhibit K;

                  (iii) Casden Glendon LLC and an appropriate Casden entity shall have executed and delivered an amended and restated limited liability company agreement for Casden Glendon LLC, substantially in the form attached hereto as Exhibit L;

                  (iv) AIMCO and the Persons named therein shall have executed and delivered the registration rights agreement (the "Registration Rights Agreement (Stock)") substantially in the form attached hereto as Exhibit M providing for, among other things, AIMCO's registration of the AIMCO Common Stock issued in the Merger;

                  (v) Development LLC and AIMCO shall have executed and delivered the consulting agreement (the "Consulting Agreement") substantially in the form attached hereto as Exhibit N;

                  (vi) Casden, CommercialCo and the other parties named therein shall have executed and delivered the Commercial Sale Agreement;

                  (vii) AIMCO and The Casden Company shall have executed and delivered the Villa Azure Letter Agreement;

                  (viii) CPLB LLC and Development LLC shall have executed and delivered the Ross Purchase Agreement;

                  (ix) Casden and Development LLC shall have executed and delivered the Development LLC Purchase Agreement; and

                  (x) each of the other Transaction Documents not previously executed and delivered by the parties thereto;

         WHEREAS, on or after the Closing, AIMCO, AIMCO OP, XYZ,
Development LLC, Casden Park La Brea A LLC, Casden Park La Brea B LLC, Casden Park La Brea C LLC, Casden Glendon LLC and the agent for the construction lenders named therein shall execute and deliver the Tri-Party Agreement (and AIMCO and XYZ shall execute and deliver the WW Letter Agreement), subject to the terms of Section 7.9 hereof;

         WHEREAS, on or after the Closing, AIMCO will cause one or more mezzanine loans to be made to XYZ pursuant to the Mezzanine Loan Documents;

         WHEREAS, for Federal income tax purposes it is intended that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Taxable Election (as defined in Section 2.2(f) is made);

         WHEREAS, AIMCO intends that, following the Merger, it shall continue to be subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code; and

         WHEREAS, AIMCO and Casden desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                 ARTICLE I

                                 THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Casden shall be merged with and into AIMCO in accordance with the laws of the State of Maryland. AIMCO shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Maryland. AIMCO after the Effective Time is sometimes referred to herein as the "Surviving Corporation." The effects and the consequences of the Merger shall be as set forth in Section 1.2.

         Section 1.2       EFFECTS OF THE MERGER. At the Effective Time,
(i) the charter of AIMCO, as in effect immediately prior to the Effective Time (the "AIMCO Charter"), shall be the charter of the Surviving Corporation until thereafter amended as provided by law and the AIMCO Charter, (ii) the bylaws of AIMCO, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the AIMCO Charter and such bylaws, and (iii) the directors and officers of AIMCO immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Maryland General Corporation Law ("MGCL").

         Section 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date, the Articles of Merger shall be executed and filed by AIMCO and Casden with the Maryland State Department of Assessments and Taxation (the "MSDAT") pursuant to the MGCL. The Merger shall become effective upon the acceptance by the MSDAT of the Articles of Merger or at such other time as is provided in the Articles of Merger (the "Effective Time").



                                 ARTICLE II

                            TREATMENT OF SHARES

         Section 2.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  "Acquisition Proposal" means a proposal or offer (other than by AIMCO or an Affiliate of AIMCO) to acquire at least 10% of the outstanding equity securities of Casden or Casden OP, or a merger, consolidation, share exchange, or other business combination or spin off or similar distribution involving Casden or Casden OP or any proposal to acquire in any manner all or substantially all of the assets of Casden or Casden OP.

                  "Additional Tax Liabilities" shall mean the aggregate of
(i) the $949,927 plus interest and penalties payable in connection with the Closing Agreement executed by Casden on September 21, 2001, as described in
Section 4.7(b) of the Casden Disclosure Letter and (ii) all taxes, costs and expenses incurred as a result of the transactions undertaken, whether incurred by Casden or CPLB, in connection with the Commercial Sale, the Ross Store Sale and the Asset Purchase.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Aggregate Consideration" means the REIT Merger
Consideration, the OP Contribution Consideration, the CPLB Merger
Consideration and the Casden Contribution Consideration.

                  "AIC Common Per Share Consideration" means 97.77% of the REIT Common Consideration, divided by the aggregate number of shares of AIC Common Stock outstanding as of the Effective Time, divided by the AIMCO Common Stock Price.

                  "AIC Common Stock" means shares of Casden Common Stock held by any of AIC, CIC or TCC.

                  "AIMCO Common Stock" means the Class A Common Stock, par value $0.01 per share, of AIMCO.

                  "AIMCO Common Stock Price" means $47 per share, as such price may be appropriately adjusted pursuant to any reclassification, recapitalization, split-up, combination, stock dividend or exchange of AIMCO Common Stock.

                  "AIMCO Material Adverse Effect" means the existence of any fact or condition which has had or will have a material adverse effect on the business, assets, financial condition or results of operations of AIMCO and the AIMCO Subsidiaries taken as a whole; provided, however, that adverse effects on the business, assets, financial condition or results of operations of AIMCO or the AIMCO Subsidiaries due to general economic conditions, loss of employees, unsolicited third party offers for limited partnership interests of AIMCO Subsidiaries and AIMCO's response thereto, unsolicited offers to acquire one or more assets of any AIMCO Subsidiary and AIMCO's or any AIMCO Subsidiary's sale in response thereto and conditions affecting generally the multi-family apartment property market or any of the markets in which AIMCO or any AIMCO Subsidiary operates shall not be deemed to be an AIMCO Material Adverse Effect and shall not be taken into account in determining the existence of an AIMCO Material Adverse Effect.

                  "AIMCO SEC Reports" means each Quarterly Report on Form 10-Q, Annual Report on Form 10-K, Current Report on Form 8-K and definitive proxy statement filed with the SEC by AIMCO pursuant to the requirements of the Exchange Act since December 31, 1998, as such documents have been amended since the time of their filing.

                  "AIMCO Subsidiary" means any "significant subsidiary" (within the meaning of Rule 1-02 of SEC Regulation S-X) of AIMCO.

                  "Casden Capital Stock" means, collectively, the Casden Common Stock, the Casden Class A Preferred Stock and the Casden Junior Preferred Stock.

                  "Casden Class A Preferred Stock" means the Class A Cumulative Preferred Stock, par value $0.01 per share, of Casden.

                  "Casden Common Stock" means the common stock, par value $0.01 per share, of Casden.

                  "Casden Contribution Consideration" is (a) a number of Partnership Common Units of AIMCO OP equal to (i) $17,592,000, as reduced by the applicable pro rata share of the shortfall of the Villa Azure Earnout Amount and the shortfall of the Core Properties Earnout Amount and increased by the applicable pro rata share of the Mortgage Debt Amortization, divided by (ii) the AIMCO Common Stock Price, and (b) 8.56% of the Deferred Consideration (consisting of 4.47% of the Deferred Consideration attributable to PLB and 18.24% of the Deferred Consideration attributable to Westwood).

                  "Casden Financial Statements" means the financial statements listed in Section 4.4(a) of the Casden Disclosure Letter.

                  "Casden Junior Preferred Stock" means the Junior Cumulative Preferred Stock, par value $0.01 per share, of Casden.

                  "Casden Material Adverse Effect" means the existence of any fact or condition which has had or will have a material adverse effect on the business, assets, financial condition or results of operations of Casden and the Casden Subsidiaries taken as a whole; provided, however, that adverse effects on the business, assets, financial condition or results of operations of Casden or the Casden Subsidiaries due to general economic conditions, loss of employees, unsolicited third party offers for limited partnership interests of Casden Subsidiaries and Casden Subsidiaries' responses thereto, unsolicited offers to acquire one or more assets of any Casden Subsidiary and Casden's or any Casden Subsidiary's sale in response thereto, and conditions affecting generally the multi-family apartment property market or any of the markets in which Casden or any Casden Subsidiary operates shall not be deemed to be a Casden Material Adverse Effect and shall not be taken into account in determining the existence of a Casden Material Adverse Effect.

                  "Casden Stock Plan" means the Casden Properties Inc. 1998 Stock Option Plan.

                  "Casden Subsidiary" means (a) NAPICO, (b) Casden Properties Sub LLC, a Delaware limited liability company, (c) Casden Properties GP I LLC, a Delaware limited liability company, (d) Casden Properties GP I L.P., a Delaware limited partnership, (e) any limited liability company in which Casden or any Casden Subsidiary is a direct or indirect (including through attribution under the Code) manager or managing member, (f) any partnership of which Casden or any Casden Subsidiary is a direct or indirect (including through attribution under the Code) general partner and (g) any other Person with respect to which a majority of the voting power to elect directors or similar members of the governing body of such Person is directly or indirectly (including through attribution under the Code) held by Casden or a Casden Subsidiary, in each case with respect to clauses (b) through (g) above, other than the NAPICO Entities.

                  "Casden Transfer Tax Amount" means $600,000.

                  "Casden I Warrants" means warrants issued by Casden providing the holders thereof the right to purchase up to an aggregate of 14,298,997 shares of Casden Common Stock at an exercise price of $18.00 per share.

                  "Casden II Warrants" means warrants issued by Casden providing the holders thereof the right to purchase up to an aggregate of 500,000 shares of Casden Common Stock at an exercise price of $19.80 per share.

                  "Closing Agreement" means a written and legally binding agreement with a taxing authority relating to Taxes.

                  "Contract" means any written contract, agreement, lease, obligation, note, bond, indenture, license, sublicense, promise or other instrument or undertaking that is legally binding.

                  "Contribution Effective Date" shall have the meaning set forth in the OP Contribution Agreement.

                  "Core Properties" means, collectively, all of the properties identified on Exhibit O attached hereto.

                  "Core Properties Earnout Amount" means an amount, not to exceed $26,000,000, equal to the quotient of (a) the positive difference, if any, between (i) the actual gross revenue attributable (in accordance with generally accepted accounting principles of accrual) to the Core Properties for the year 2001, minus (ii) $61,179,170, divided by (b) 0.085.

                  "CPLB Merger Consideration" means (a) $1,000, and (b) 39.15% of the Deferred Consideration (consisting of 55.69% of the Deferred Consideration attributable to PLB).

                  "Deferred Consideration" has the meaning set forth in the Tri-Party Agreement, provided that references in this Agreement to Deferred Consideration shall be deemed to refer to the net amount of Deferred Consideration payable to XYZ under the Tri-Party Agreement.

                  "Dissenting Shares" means each share of Casden Capital Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who has properly exercised and perfected appraisal rights under Sections 3-203 through 3-213 of the MGCL.

                  "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (including any Governmental Authority) alleging potential liability (including potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Environmental Release or threatened Environmental Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Casden or any of the Casden Subsidiaries (for purposes of Section 4.9); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Hazardous Materials.

                  "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Environmental Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any equivalent successor law, including the rules and regulations promulgated thereunder or under such successor law.

                  "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Casden or any of the Casden Subsidiaries operates.

                  "Holder" means a holder of one or more of (i) shares of Casden Capital Stock, (ii) options to acquire Casden Common Stock or (iii) the Casden I Warrants or Casden II Warrants.

                  "Junior Preferred Liquidation Amount" means $10,015,250 plus accumulated and unpaid dividends to the Effective Time.

                  "knowledge" of Casden, any Casden Subsidiary or any ERISA Affiliate of Casden or any Casden Subsidiary shall mean the actual knowledge of Alan I. Casden and Andrew J. Starrels or either of them, based on their actual knowledge of the day-to-day business and operations of Casden and the Casden Subsidiaries (other than NAPICO and the NAPICO Entities) and after (i) reviewing the responses to the questionnaires in the form attached hereto as Exhibit P-1 (the "Tax Questionnaires - Subsidiaries") sent to each manager and assistant manager of the Owned Properties and the Leased Properties and each regional supervisor employed by Casden and the Casden Subsidiaries (other than the NAPICO Entities) prior to the date hereof and (ii) conducting additional inquiries consisting solely of submitting questionnaires in the form attached hereto as Exhibit P-2 (the "General Questionnaires") and reviewing the responses to such General Questionnaires. With respect to NAPICO and the NAPICO Entities, the "knowledge" of Casden or any Casden Subsidiary or any ERISA Affiliate of Casden or any Casden Subsidiary shall mean the actual knowledge of Charles Boxenbaum and Bruce Nelson, or either of them, after
(i) reviewing the responses to the questionnaires in the form attached hereto as Exhibit P-3 (the "Tax Questionnaires - NAPICO" and, together with the General Questionnaires and the Tax Questionnaires - Subsidiaries, the "Questionnaires") sent to the asset manager or property manager of each NAPICO Property and (ii) conducting additional inquiries consisting solely of submitting the General Questionnaires to the asset manager or property manager of each NAPICO Property and reviewing the responses to such General Questionnaires. The "knowledge" of AIMCO or any AIMCO Subsidiary shall mean the actual knowledge of Terry Considine and Peter Kompaniez, or either of them, except that with respect to property-related matters only, the "knowledge" of AIMCO shall mean the actual knowledge of Messrs. Considine and Kompaniez and Harry Alcock, or any of them.

                  "Latest Casden Financial Statements" means, as of any date, the Casden Financial Statements or, if Casden has delivered to AIMCO, pursuant to Section 7.1, any financial statements in respect of a fiscal quarter subsequent to June 30, 2001, the financial statements so delivered that relate to the most recently completed fiscal quarter of Casden and its subsidiaries.

                  "Latest Casden Pro Forma Financial Information" means, as of any date, the Casden Pro Forma Financial Information or, if Casden has delivered to AIMCO, pursuant to Section 7.1, any financial statements in respect of a fiscal quarter subsequent to June 30, 2001, pro forma schedules that present fairly, in all material respects, the financial position of Casden and its subsidiaries, on a consolidated basis, as of the last day of such fiscal quarter, and the results of operations of Casden and its subsidiaries, on a consolidated basis, for the interim period then ended, in each case, after giving effect to the Commercial Sale, the Ross Store Sale, the Asset Purchase and the other transactions and adjustments disclosed in the Casden Pro Forma Financial Information.

                  "Mortgage Debt Amortization" means the amount of normal amortization of Casden mortgage debt set forth on Schedule 2.1(b) hereto through the Effective Time, the exact amount of which Casden shall provide AIMCO written notice at least five (5) business days prior to the Effective Time.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "OP Contribution Consideration" means (a) a number of Partnership Common Units of AIMCO OP equal to (i) $27,148,000, as reduced by the applicable pro rata share of the shortfall of the Villa Azure Earnout Amount and the shortfall of the Core Properties Earnout Amount and increased by the applicable pro rata share of the Mortgage Debt Amortization, divided by the AIMCO Common Stock Price, and (b) 11.92% of the Deferred Consideration (as further allocated in the OP Contribution Agreement).

                  "Other Common Per Share Consideration" means 2.23% of the REIT Common Consideration divided by the AIMCO Common Stock Price divided by the number of shares of Other Common Stock outstanding as of the Effective Time.

                  "Other Common Stock" means shares of Casden Common Stock other than the shares of AIC Common Stock.

                  "Per Share Casden Junior Preferred Liquidation Amount" means the Junior Preferred Liquidation Amount divided by the number of shares of Casden Junior Preferred Stock outstanding as of the Effective Time.

                  "Person" means any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

                  "Registration Statement" means the Registration Statement on Form S-3 to be filed by AIMCO with respect to the AIMCO Common Stock issued in the Merger.

                  "REIT Cash Consideration" means $205,418,000, minus (a) the aggregate Option Settlement Amount (as defined in Section 2.2(c) hereof), minus (b) the Casden Transfer Tax Amount, minus (c) the Additional Tax Liabilities, and minus (d) the amounts set forth on Schedule 2.1(a).

                  "REIT Common Consideration" means $108,049,000, as reduced by the applicable pro rata share of the shortfall of the Villa Azure Earnout Amount and the shortfall of the Core Properties Earnout Amount and increased by the applicable pro rata share of the Mortgage Debt Amortization.

                  "REIT Common Deferred Consideration" means 0.58% of the Deferred Consideration (consisting of 0.48% of the Deferred Consideration attributable to PLB and 0.81% of the Deferred Consideration attributable to Westwood), provided that pursuant to the XYZ Agreement, the recipients of REIT Common Deferred Consideration will have no indemnification obligations to XYZ or AIMCO under the XYZ Agreement or the Master Indemnification Agreement, unlike AIC and holders of Casden Class A Preferred Stock.

                  "REIT Merger Consideration" means the REIT Common Consideration, the REIT Common Deferred Consideration and the REIT Preferred Consideration.

                  "REIT Preferred Consideration" means (a) a number of shares of AIMCO Common Stock equal to $60,630,000, divided by the AIMCO Common Stock Price, (b) cash in an amount equal to the REIT Cash Consideration, and (c) 39.79% of the Deferred Consideration (consisting of 32.45% of the Deferred Consideration attributable to PLB and 57.16% of the Deferred Consideration attributable to Westwood), and, with respect to clauses (a) and (b) above, as reduced by the applicable pro rata share of the shortfall of the Villa Azure Earnout Amount and the shortfall of the Core Properties Earnout Amount and increased by the applicable pro rata share of the Mortgage Debt Amortization.

                  "Related Transaction Documents" means all the documents listed as Exhibits hereto, and all exhibits and schedules attached thereto.

                  "Related Transactions" means, collectively, the OP Contribution, the Casden Contribution, the Commercial Sale, the CPLB Merger, the Joint Venture, the Mezzanine Loan, the Ross Store Sale, the Asset Purchase, the payments contemplated by the Villa Azure Letter Agreement and the other transactions contemplated by the Related Transaction Documents.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any equivalent successor law, including the rules and regulations promulgated thereunder or under such successor law.

                  "Subsidiary" of a Person (other than Casden or AIMCO) means (a) any limited liability company in which such Person or any Subsidiary of such Person is a direct or indirect (including through attribution under the Code) manager or managing member, (b) any partnership in which such Person or any Subsidiary of such Person is a direct or indirect general partner and (c) any other Person with respect to which a majority of the voting power represented by the outstanding shares of capital stock or other voting securities or interests (including general partner interests) having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such Person or any Subsidiary of such Person.

                  "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, share, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such Taxes.

                  "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Casden or any Casden Subsidiary, or AIMCO or any AIMCO Subsidiary, as the case may be.

                  "Tax Ruling" means a written ruling of a taxing authority relating to Taxes.

                  "Transaction Documents" means, collectively, this Agreement and the Related Transaction Documents.

                  "Transactions" means, collectively, the Merger and the Related Transactions.

                  "Villa Azure Earnout Amount" means an amount, not to exceed $10,000,000, equal to the quotient of (a) the positive difference, if any, between (i) the product of the revenue reflected on the rent roll for the Villa Azure Property as of January 1, 2002 (including any amounts actually paid pursuant to the terms of the Villa Azure Letter Agreement), multiplied by twelve, minus (ii) $12,595,787, divided by (b) 0.085.

                  "Villa Azure Property" means that certain real property located at 5700 W. Centinela Avenue, Los Angeles, California, and commonly known as "Villa Azure."

                  "WARN Act" means the Workers Adjustment and Retraining Notification Act of 1988, 29 U.S.C. ss. 2101 et seq.

                  "XYZ Agreement" means the limited liability company agreement of XYZ, as such agreement may be amended from time to time.

                  Section 2.2       EFFECT OF THE MERGER ON SHARES.

                  (a) CONVERSION OF CAPITAL STOCK OF CASDEN. Subject to
Section 2.3, as of the Effective Time, by virtue of the Merger and without any action on the part of any person or the holder of any shares of Casden Capital Stock, each issued and outstanding share of Casden Capital Stock, other than shares of Casden Capital Stock (i) to be cancelled pursuant to
Section 2.2(b)(ii) or (ii) as to which appraisal rights are perfected under Sections 3-203 through 3-213 of the MGCL, shall be converted as follows:

                           (i) with respect to each share of Casden Common
Stock and subject to Section 2.2(d):

                                    (A) for each such share of AIC Common
Stock the right to receive that number of fully paid and non-assessable shares of AIMCO Common Stock equal to the AIC Common Per Share
Consideration.

                                    (B) for each share of Other Common
Stock the right to receive (1) the number of fully paid and non-assessable shares of AIMCO Common Stock equal to the Other Per Share Common Consideration and (2) the REIT Common Deferred Consideration divided by the number of shares of Other Common Stock outstanding as of the Effective Time.

                           (ii) with respect to each share of Casden Class
A Preferred Stock, the right to receive the REIT Preferred Consideration, divided by the number of shares of Casden Class A Preferred Stock outstanding as of the Effective Time, provided, that cash payable pursuant to Section 2.2(a)(ii) shall be paid in shares of AIMCO Common Stock to the extent required under Section 2.2(d);

                           (iii) with respect to each share of Casden
Junior Preferred Stock, the right to receive the Per Share Casden Junior Preferred Liquidation Amount;

                           (iv) notwithstanding Section 2.2(a)(i), with
respect to each share of Casden Common Stock held by a Person that AIMCO reasonably believes may not be an accredited investor (as defined in Rule 501(a) of the Securities Act), the right to receive cash in an amount equal to the Other Common Per Share Consideration; and

                           (v) it shall be a condition to the receipt of
any Deferred Consideration pursuant to the Merger that the holder of a share of Casden Capital Stock shall have agreed (A) to be bound by the XYZ Agreement, (B) to contribute such interest in Deferred Consideration to XYZ in accordance with the terms of the XYZ Agreement and (C) that any Deferred Consideration shall be paid to a holder of Casden Capital Stock solely pursuant to and in accordance with the provisions of the XYZ Agreement.

                  (b)  CANCELLATION OF CASDEN CAPITAL STOCK.

                           (i) As of the Effective Time, all such shares of
Casden Capital Stock (other than shares to be cancelled pursuant to Section 2.2(b)(ii)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 2.3(b)) formerly representing any such shares shall cease to have any rights with respect to such shares, except the right to receive the REIT Merger Consideration in accordance with
Section 2.2(a), and cash in lieu of fractional shares and dividends and other distributions in accordance with Section 2.3(c) and Section 2.3(d).

                           (ii) As of the Effective Time, by virtue of the
Merger and without any action on the part of any person or any holder of any Casden Capital Stock, all shares of Casden Capital Stock that are (x) beneficially owned by Casden or any wholly-owned Subsidiary of Casden or
(y) owned by AIMCO or any wholly owned subsidiary of AIMCO shall be canceled and retired and shall cease to exist and no REIT Merger Consideration or other consideration shall be issued or delivered in exchange therefor.

                  (c) STOCK OPTIONS. Section 2.2(c) of the Casden Disclosure Letter sets forth the options granted under the Casden Stock Plan, the dates on which options under the plan were granted, name of the optionee for each such grant, the number of options granted on each such date, the exercise price thereof, and the vesting schedule thereof. Pursuant to Section 10 of the Casden Stock Plan, upon notice from the Board (as defined in the Casden Stock Plan) of the pendency of the Merger, each unexpired and unexercised option to purchase a share of Casden Common Stock granted under the Casden Stock Plan (each, a "Casden Option") will become exercisable in full for a period of thirty (30) days following the delivery of such notice. AIC shall exercise his Casden Options prior to the Effective Time on a net exercise basis. Immediately prior to the expiration of such thirty (30) day period, each holder of an unexercised Casden Option shall be entitled to receive from Casden in cancellation thereof a payment (subject to applicable withholding taxes) in an amount equal to (i) the excess, if any, of $21.66, over the per share exercise price of such Casden Option, multiplied by the number of unexercised shares of Casden Common Stock subject to such Casden Option (the "Option Settlement Amount"). The aggregate Option Settlement Amount in respect of each Casden Option shall be paid by AIMCO in cash to such option holder concurrently with the Closing. The surrender of a Casden Option shall be deemed a release of any and all rights the holder had or may have in respect of such option.

                  (d) ADJUSTMENT TO CONSIDERATION. Subject to Section 2.2(f) below, if the Non-Equity Ratio is equal to or greater than 60%, first, cash payable pursuant to Section 2.2(a)(ii) shall be converted (on a pro rata basis among all holders of Casden Class A Preferred Stock) into the right to receive shares of AIMCO Common Stock at a value equal to the Common Per Share Value in lieu of cash, second, the Deferred Consideration payable in cash pursuant to Section 2.2(a)(i)(B)(2) shall be converted (on a pro rata basis among all holders of Other Common Stock) into the right to receive shares of AIMCO Common Stock at a value equal to the Common Per Share Value in lieu of cash, third, the Deferred Consideration payable in cash pursuant to Section 2.2(a)(ii) shall be converted (on a pro rata basis among all holders of Casden Class A Preferred Stock) into the right to receive the shares of AIMCO Common Stock at a value equal to the Common Per Share Value in lieu of cash, and fourth, any other amounts payable in cash to the holders of Casden Capital Stock pursuant to this Agreement shall be converted into the right to receive shares of AIMCO Common Stock at a value equal to the Common Per Share Value in lieu of cash, in amounts sufficient to cause the Non-Equity Ratio to be less than 60%; provided, that, the aggregate consideration payable pursuant to this Agreement shall not be increased or decreased as a result of any such adjustment. The "Non-Equity Ratio" shall equal the Non-Equity Consideration divided by the Total Consideration. The "Non-Equity Consideration" shall equal the aggregate of
(A) the aggregate amount of cash payable pursuant to Section 2.2(a)(ii) (other than Deferred Consideration), (B) the aggregate amount of cash payable pursuant to Section 2.2(a)(iii), (C) the maximum amount of the portion of the Deferred Consideration payable in cash pursuant to the Tri-Party Agreement into which Casden Capital Stock was converted into the right to receive pursuant to Section 2.2(a), (D) the aggregate amount payable pursuant to Section 2.3(d) in lieu of fractional shares, (E) the aggregate amount payable in respect of Dissenting Shares, (F) the aggregate amount of cash paid pursuant to the Casden Reverse Stock Split, (G) the aggregate amount of cash payable pursuant to Section 2.2(a)(iv), and (H) any amount described in Treasury Reg. Section 1.368-1(e)(ii). The "Total Consideration" shall equal the aggregate of the Non-Equity Consideration and the Equity Consideration. The "Equity Consideration" shall equal the aggregate of the product of (x) the Common Per Share Value of AIMCO Common Stock and (y) the number of shares of AIMCO Common Stock to be issued pursuant to Section 2.2(a). The "Common Per Share Value" shall equal the lower of (i) the mean between the highest and lowest quoted selling prices on the NYSE of a share of AIMCO Common Stock on the Closing Date and (ii) the price at which the last trade was made on the Closing Date.

                  (e) CASDEN I AND II WARRANTS. At the Effective Time, each then outstanding, unexercised Casden I Warrant and Casden II Warrant which has been amended pursuant to Section 7.28 shall, in accordance with its terms, as amended, and by virtue of this Agreement and without any further action of Casden, AIMCO or the holder of such warrant, terminate.

                  (f) TAXABLE ELECTION. In the event that on the third NYSE trading day prior to the anticipated Closing Date (the "Test Date") the Common Per Share Value of AIMCO Common Stock is such that if the Closing were to occur on the Test Date the provisions of Section 2.2(d) would require an adjustment to the consideration otherwise payable under
Section 2.2(a), then Casden shall have the right to elect, in its sole discretion (or, alternatively, AIC in his sole discretion), to restructure the Merger as a reverse subsidiary merger. In the event Casden or AIC notifies AIMCO in writing, not later than the day following the Test Date, that it or he has determined to make the election permitted by this Section 2.2(f) (a "Taxable Election"), AIMCO shall form a new, wholly-owned subsidiary corporation ("New Merger Sub") solely for the purpose of merging into Casden, and the following provisions will apply: (i) the Merger will be effected by the merger of New Merger Sub with and into Casden in accordance with the laws of the State of Maryland, with Casden as the surviving corporation; (ii) all references to the term "Merger" shall be deemed references to the merger contemplated by this Section 2.2(f); (iii) all references to the term "Surviving Corporation" shall be deemed references to Casden; (iv) at the Effective Time, the charter and bylaws of New Merger Sub, as in effect immediately prior to the Effective Time, shall be the Charter and bylaws, respectively, of the surviving corporation and the directors and officers of New Merger Sub shall be the directors and officers of the surviving corporation; (v) the provisions of Section 2.2(d) shall have no further force and effect, and in the Merger each holder of Casden Capital Stock will receive the consideration such holder would have received pursuant to Section 2.2 without application of Section 2.2(d);
(vi) the covenants set forth in Section 7.19 and the condition set forth in
Section 8.3(d) shall thereafter cease to apply; and (vii) except as expressly provided in this Section 2.2(f), all terms, conditions and provisions of this Agreement shall remain in full force and effect; provided, however, that in the event the Common Per Share Value is less than $36 on the Test Date, a Taxable Election shall automatically, and without any action of any party hereto, be deemed to have been made. The parties shall cooperate to implement such reverse subsidiary merger structure in the event a Taxable Election is made (or is deemed to have been made pursuant to the immediately preceding sentence). If a Taxable Election is made pursuant to this Section 2.2(f), the parties hereto covenant and agree that the transaction effected pursuant to this Agreement shall be treated by the parties as a sale of the shares of Casden acquired by AIMCO hereunder for all income tax purposes and that the parties shall treat such transaction consistent therewith on all income tax returns and filings. No election provided under Section 338 of the Code shall be made with respect to this transaction without the prior written consent of all the shareholders of Casden prior to the Merger.

                  (g) CONSIDERATION ALLOCATION. Notwithstanding any provision in this Agreement or in any Related Transaction Documents to the contrary, at any time prior to the Effective Time, Casden may modify the allocation of the Aggregate Consideration among the REIT Common Consideration, the REIT Common Deferred Consideration, the REIT Preferred Consideration, the OP Contribution Consideration, the CPLB Merger Consideration and the Casden Contribution Consideration, and may reallocate the REIT Merger Consideration among and with respect to all recipients thereof, and may in connection therewith adjust the deemed $21.66 in
Section 2.2(c), by giving written notice of such revised allocation(s) to AIMCO without the consent or approval of any Casden stockholder or any other party hereto, provided however that (i) neither the Aggregate Consideration nor the aggregate amount of Deferred Consideration may be increased, (ii) Casden may not modify the allocation of the Aggregate Consideration in any way that increases the aggregate number of shares of AIMCO Common Stock and AIMCO OP Units to be issued in the Transactions without the prior written consent of AIMCO and (iii) Casden may not modify the Aggregate Consideration without appropriate approval of the board of directors and independent directors of Casden. At least three (3) business days before the Effective Time, Casden shall provide AIMCO with written notice of its determination of its allocation in respect of the Villa Azure Earnout Amount, Core Properties Earnout Amount and Mortgage Debt Amortization.

         Section 2.3       PAYMENT OF MERGER CONSIDERATION.

                  (a) EXCHANGE FUND. As promptly as practicable after the Effective Time, AIMCO shall hold, in trust for the benefit of holders of Certificates, cash in an amount sufficient to pay the aggregate cash portion of the REIT Merger Consideration plus the option payout and warrant payout amounts and (ii) the cash payable in respect of fractional shares pursuant to Section 2.3(d) (collectively, the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

                  (b) PAYMENT PROCEDURES.

                           (i) Prior to the Effective Time, AIMCO (or any
agent or agents appointed by AIMCO) shall deliver to each holder of record (identified on Schedule 4.2(c) of the Casden Disclosure Letter) of a certificate or certificates (a "Certificate" or the "Certificates") which immediately prior to the Effective Time will represent outstanding shares of Casden Capital Stock (the "Canceled Shares") that will be canceled and become instead a portion of the Closing Merger Consideration pursuant to
Section 2.2(a): (w) an investor representation letter in the form attached hereto as Exhibit T, (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to AIMCO), and
(y) instructions for use in effecting the surrender of the Certificates in exchange for that portion of the REIT Merger Consideration payable with respect to such shares. Casden hereby acknowledges that AIMCO shall rely solely on Section 4.2(c) of the Casden Disclosure Letter as to the holders of record to whom the foregoing should be delivered.

                           (ii) Upon surrender of a Certificate to AIMCO
for cancellation (or to such agent or agents as may be appointed by AIMCO), together with a duly executed letter of transmittal and a duly executed certificate of non-foreign status in the form attached hereto as Exhibit Q-1 or Exhibit Q-2, the holder of such Certificate shall be entitled to receive with respect to the shares of Casden Capital Stock formerly represented thereby (in addition to any Deferred Consideration to which such holder may be entitled under the Tri-Party Agreement, if applicable),
(A) a certificate or certificates representing that number of whole shares of AIMCO Common Stock into which such holder's Casden Capital Stock was converted pursuant to the provisions of Section 2.2, (B) the amount of cash which such holder is entitled to receive pursuant to Section 2.2 and (C) cash in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.3(d).

                           (iii) In the event of a transfer of ownership of
Canceled Shares which is not registered in the transfer records of Casden, that portion of the REIT Merger Consideration into which such holder's Casden Capital Stock was converted in the Merger may be issued to a transferee if the Certificate representing such Canceled Shares is surrendered to AIMCO, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to AIMCO that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3(b) or as otherwise provided in Section 2.3(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a portion of the REIT Merger Consideration.

                           (iv) Notwithstanding the foregoing, with respect
to any holder of a Certificate who presents any Certificate to AIMCO on or prior to the Closing Date, together with a duly executed letter of transmittal and such other documents as AIMCO shall reasonably require, AIMCO shall deliver to such holder, on the Closing Date, all of that portion of the REIT Merger Consideration to which such holder is entitled with respect to such Certificate.

                  (c) DISTRIBUTIONS WITH RESPECT TO SHARES. Notwithstanding any other provision of this Agreement, all dividends or other distributions declared or made after the Effective Time with respect to shares of AIMCO Common Stock with a record date after the Effective Time shall be paid into an escrow account for the benefit of the holder of any unsurrendered Certificate with respect to the shares of AIMCO Common Stock represented thereby, and no cash amount or cash payment in lieu of fractional shares shall be paid to any such holder until the holder of such Certificate shall surrender such Certificate, at which time all proceeds in escrow for the benefit of such surrendering holder shall be released to such surrendering holder as though such shares of AIMCO Common Stock had been issued and outstanding at the Effective Time. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of AIMCO Common Stock issued in consideration therefor, without interest, (i) at the time of such surrender, the applicable cash amount payable pursuant to Section 2.2(a), any cash payable in lieu of fractional shares to which such holder is entitled pursuant to
Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid into escrow with respect to such whole shares of AIMCO Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of AIMCO Common Stock.

                  (d) NO FRACTIONAL SHARES. No scrip representing fractional shares of AIMCO Common Stock shall be issued in the Merger and no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to any voting or other rights of a stockholder of AIMCO. In lieu of any fractional share of AIMCO Common Stock to which a holder of Casden Capital Stock would otherwise be entitled, upon surrender of a Certificate representing Casden Capital Stock as described in this Section, such holder shall be paid an amount in cash (without interest) equal to the product of (i) the AIMCO Common Stock Price multiplied by (ii) the fraction of a share of AIMCO Common Stock to which such holder would otherwise be entitled. AIMCO shall make available to AIMCO the amount of cash necessary to make such payments without regard to any other cash being provided to AIMCO.

                  (e) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.3(b) may, at the option of AIMCO, provide for the right of a holder of one or more Certificates to elect that any shares of AIMCO Common Stock into which such holder's AIMCO Common Stock was converted in the Merger be in uncertificated form.

                  (f) CLOSING OF TRANSFER BOOKS; ETC. From and after the Effective Time, the Casden stock transfer books shall be closed and no registration of any transfer of any capital stock of Casden shall thereafter be made on the Casden stock transfer books. If Certificates are presented to AIMCO after the Effective Time they shall be canceled and exchanged for (i) certificates representing the appropriate number of shares of AIMCO Common Stock, (ii) the applicable cash amount payable pursuant to Section 2.2(a), and (iii) cash in lieu of fractional shares and dividends and other distributions, as provided in Sections 2.3(c) and 2.3(d). Shares of AIMCO Common Stock into which Canceled Shares are converted in the Merger shall be outstanding as of the Effective Time. AIMCO shall cause all such shares of AIMCO Common Stock to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate(s) to be lost, stolen or destroyed and, if reasonably required by AIMCO, upon the provision by such Person of an unsecured indemnity against any claim that may be made against AIMCO with respect to such Certificate(s), AIMCO will deliver in respect of such lost, stolen or destroyed Certificate(s), a certificate representing the AIMCO Common Stock into which the shares of Casden Common Stock represented by such lost, stolen or destroyed Certificate(s) were converted in the Merger and the applicable cash amount payable pursuant to Section 2.2(a) and cash in lieu of fractional shares in accordance with Section 2.3(d) and such Person shall be entitled to the voting, dividend and other distribution rights provided herein with respect thereto.

                  (g) TERMINATION OF EXCHANGE FUND. All unclaimed cash in the Exchange Fund on the first anniversary of the Effective Time shall be retained by AIMCO, and thereafter, any holder of unsurrendered Certificates shall look only to AIMCO for payment of such funds and the delivery of certificates representing shares of AIMCO Common Stock to which such holder may be due, subject to applicable law as described in the following sentence. AIMCO shall not be liable to any Person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.4 APPRAISAL RIGHTS. Notwithstanding anything to the contrary in this Agreement, Dissenting Shares shall not be converted into or exchangeable for the right to receive any portion of the REIT Merger Consideration, but shall be entitled to receive cash consideration as shall be determined pursuant to Sections 3-203 through 3-213 of the MGCL; provided, however, that if a holder of Casden Common Stock or Casden Class A Preferred Stock fails to perfect or effectively withdraws or loses the right to appraisal and payment under the MGCL, each share of such Casden Capital Stock of such holder shall thereupon be deemed to have been converted into and become exchangeable for, as of the Effective Time, the right to receive any portion of the REIT Merger Consideration, assuming that such shares were shares of Other Common Stock, and such shares shall no longer be Dissenting Shares. Casden shall give prompt notice to AIMCO of any written demands received by Casden for appraisal of Casden Common Stock or Casden Class A Preferred Stock and any objections to the Merger received prior to the Merger and AIMCO shall have the right to participate in all negotiations with respect to such demands or objections.

                                ARTICLE III

                                THE CLOSING

         Section 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 at 10:00 A.M., local time, on January 31, 2002 or earlier following the third NYSE trading day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or has been waived or at such other time, date and place as AIMCO and Casden shall mutually agree (the "Closing Date"); provided, however, that in the event the Closing does not occur on or before December 31, 2001, AIMCO and Casden shall determine a mutually agreeable Closing Date that would not adversely affect Casden's REIT status for the taxable year ending on the Closing Date. The parties shall use commercially reasonable efforts to close on or prior to January 31, 2002.

                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CASDEN

         Casden makes the following representations and warranties to AIMCO. Except as set forth in the disclosure letter from Casden to AIMCO dated the date hereof (the "Casden Disclosure Letter"):

         Section 4.1       ORGANIZATION AND QUALIFICATION; ASSETS.

                  (a) CASDEN. Casden is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. Casden is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to so qualify would not reasonably be expected to have a Casden Material Adverse Effect, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Each outstanding share of capital stock of Casden has been validly issued free of preemptive rights, and is fully paid and non-assessable. Casden has furnished to AIMCO true and complete copies of Casden's charter (the "Casden Charter") and Casden's bylaws, each as currently in effect.

                  (b) CASDEN OP. Casden OP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the sole general partner of Casden OP is Casden, and the limited partners of Casden OP are set forth in Section 4.1(b)(i) of the Casden Disclosure Letter. Other than as set forth in
Section 4.1(b)(ii) of the Casden Disclosure Letter, Casden OP is not the record owner of more than 10% of any class of voting securities of any Person other than a Casden Subsidiary. Casden OP is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to so qualify would not reasonably be expected to have a Casden Material Adverse Effect. Casden OP has all requisite partnership power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Except as set forth in Section 4.1(b)(iii) of the Casden Disclosure Letter and in the Amended and Restated Agreement of Limited Partnership of Casden OP, each partnership interest in Casden OP has been validly issued free of preemptive rights, and is fully paid and non-assessable, and each partnership interest in Casden OP owned by Casden or any Casden Subsidiary is owned free and clear of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Casden has furnished to AIMCO true and complete copies of the Amended and Restated Agreement of Limited Partnership of Casden OP (a copy of which is attached in Section 4.1(b) of the Casden Disclosure Letter) which is the partnership agreement of Casden OP in effect on the date of this Agreement.

                  (c) CASDEN SUBSIDIARIES. Section 4.1(c)(i) of the Casden Disclosure Letter sets forth (i) each Casden Subsidiary, (ii) the ownership interest therein of Casden or a Casden Subsidiary, (iii) if not wholly-owned by Casden or a Casden Subsidiary, to the extent known by Casden, the identity and ownership interest of each of the other owners of such Casden Subsidiary and (iv) the Federal Tax status of each Casden Subsidiary as a corporation, "Taxable REIT Subsidiary" of Casden (within the meaning of Section 856(l) of the Code), "Qualified REIT Subsidiary" of Casden (within the meaning of Section 856(i)(2) of the Code), partnership, or disregarded entity. Section 4.1(c)(ii) of the Casden Disclosure Letter contains a complete and accurate organizational chart of Casden and the Casden Subsidiaries.

                  (d) OWNERSHIP OF CASDEN SUBSIDIARIES. Except as set forth in Section 4.1(d) of the Casden Disclosure Letter, (i) all outstanding shares of capital stock of each Casden Subsidiary that is a corporation have been validly issued and are (A) fully paid and non-assessable, (B) owned by Casden or by a Casden Subsidiary and (C) in the case of any capital stock owned by Casden or a Casden Subsidiary, owned free and clear of all Liens and (ii) all equity interests in each Casden Subsidiary that is a partnership, joint venture, limited liability company or trust have been validly issued and all equity interests in each Casden Subsidiary which are owned by Casden or a Casden Subsidiary are owned free and clear of all Liens. Each Casden Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Casden Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Casden Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Casden Material Adverse Effect. Copies of the charter and bylaws or similar organizational and governing documents and copies of the partnership, joint venture and operating agreements of each Casden Subsidiary, each as amended to the date of this Agreement, previously have been delivered or made available to AIMCO.

                  (e) NAPICO ENTITIES. Section 4.1(e) of the Casden Disclosure Letter sets forth, as of November 1, 2001, the name and state of organization of, and ownership interest in, each Person of which National Partnership Investments Corp. ("NAPICO") or one of its Subsidiaries is a direct or indirect general partner (other than any Person (i) in which NAPICO is an administrative general partner and does not control the day-to-day operations of such Person, (ii) which does not operate, has not operated, and will not operate prior to the Closing Date, a "lodging facility" or "health care facility" within the meaning of Section 856(1)(4)(A) and 856(1)(4)(B) of the Code, respectively, and (iii) that does not license, has not licensed, and will not license prior to the Closing Date, rights to any brand name under which any such lodging facility or health care facility is operated), each wholly-owned corporate subsidiary of NAPICO or one of its Subsidiaries and each limited liability company in which NAPICO or one of its Subsidiaries is the direct or indirect managing member (collectively, the "NAPICO Entities"). The ownership interests of NAPICO and its Subsidiaries in each NAPICO Entity are owned by NAPICO or its Subsidiaries free and clear of all Liens (other than Liens described in Section 4.1(b) of the Casden Disclosure Letter). Each of the NAPICO Entities is an entity validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Casden Material Adverse Effect. To Casden's knowledge, all outstanding ownership interests in the NAPICO Entities and each Person in which the NAPICO Entities hold an ownership interest have been validly issued. Copies of the organizational and governing documents of each NAPICO Entity, as amended to the date of this Agreement, have been previously delivered or made available to AIMCO.

                  (f) COMMERCIAL PROPERTIES. The Commercial Properties and the Commercial Debt to be assumed by CommercialCo, in the Commercial Sale are not used in and do not relate to the multi-family apartment business of Casden or any Casden Subsidiary (except to the extent such Commercial Properties are used by Casden or any Casden Subsidiary pursuant to a commercial lease for all or a portion of such Commercial Property), and such assets and liabilities will not be assets or liabilities of Casden or any Casden Subsidiary at the Effective Time, nor will title to such Commercial Properties directly or indirectly pass to AIMCO or any Affiliate of AIMCO in connection with the Merger.

                  (g) RESIDENTIAL PROPERTIES. As a result of the Merger, and assuming the receipt of all AIMCO Statutory Approvals and Casden Statutory Approvals, AIMCO will succeed to all of the assets of Casden relating to the multifamily apartment business of Casden and the Casden Subsidiaries, other than the Development LLC Assets and the Commercial Properties.

                  Section 4.2       CAPITALIZATION.

                  (a) CASDEN. The authorized shares of Casden Capital Stock consist of (i) 150,000,000 shares of Casden Common Stock; (ii) 15,000,000 shares of Casden Class A Preferred Stock; (iii) 424,000 shares of Casden Junior Preferred Stock and (iv) 84,576,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, (A) 5,397,197 shares of Casden Common Stock were issued and outstanding, of which no shares of Casden Common Stock were held by Casden's wholly-owned Subsidiaries; (B) 2,000,000 shares of Casden Common Stock were reserved for issuance under the Casden Stock Plan, under which options to acquire 1,642,800 shares of Casden Common Stock have been granted and are outstanding; (C) 14,298,997 shares of Casden Common Stock were reserved for issuance upon exercise of the Casden I Warrants; (D) 500,000 shares of Casden Common Stock were reserved for issuance upon exercise of the Casden II Warrants; (E) 10,295,272 shares of Casden Class A Preferred Stock were issued and outstanding; (F) 400,610 shares of Casden Junior Preferred Stock were issued and outstanding; and (G) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"), were issued or outstanding. Except as set forth in the preceding sentence above, in Section 4.2(b) below, in Section 4.2 of the Casden Disclosure Letter or pursuant to this Agreement, there are no securities, options, warrants, calls, rights, commitments or agreements of any character to which Casden or any Casden Subsidiary is a party or by which any of them are bound obligating Casden or any Casden Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Casden or any Voting Debt of Casden or any Casden Subsidiary or obligating Casden or any Casden Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                  (b) CASDEN OP. The issued and outstanding Casden OPUs consist of (i) 10,295,272 Class A limited partnership units; (ii) 1,110,183 Class B restricted limited partnership units; (iii) 577,886 Junior limited partnership units; and (iv) 7,657,223 common limited partnership units and no other Casden OPUs are issued and outstanding. Except as set forth in
Section 4.2(b) of the Casden Disclosure Letter, there are no securities, outstanding subscriptions, calls, options, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to which Casden OP is a party or by which it is bound obligating Casden OP to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership units or Voting Debt of Casden OP or obligating Casden OP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, other than rights to receive further vesting of up to 48,264 Class B restricted limited partnership units pursuant to the award agreements set forth in Section 4.2(b) of the Casden Disclosure Letter.

                  (c) Section 4.2(c) of the Casden Disclosure Letter sets forth a complete and accurate list of all of the holders of record of the Casden Capital Stock and the number of shares held by each such holder (i) as of the date hereof and (ii) after giving effect to the Casden Reverse Stock Split.

                  (d) Section 4.2(d) of the Casden Disclosure Letter sets forth a complete and accurate list of all of the holders of record of Casden OPUs and the number of units held by each such holder.

         Section 4.3 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

                  (a) AUTHORITY. Casden has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the applicable Casden Stockholders' Approval (as defined in Section 4.10) and the applicable Casden Required Statutory Approvals (as defined in Section 4.3(c)), to consummate the Transactions. The execution and delivery of this Agreement and the consummation by Casden of the Transactions have been duly authorized by all necessary corporate action on the part of Casden, subject to obtaining the applicable Casden Stockholders' Approval. This Agreement has been duly and validly executed and delivered by Casden and, assuming the due authorization, execution and delivery hereof by AIMCO, constitutes the valid and binding obligation of Casden enforceable against Casden in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (b) NON-CONTRAVENTION. Except as set forth in Section 4.3(b) of the Casden Disclosure Letter, the execution and delivery of this Agreement by Casden does not, and the consummation of the Transactions will not, violate, conflict with, result in a breach of any provision of, constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Casden or any of the Casden Subsidiaries (each of the foregoing, a "Violation" with respect to Casden and such term when used in Article V has correlative meanings with respect to AIMCO) pursuant to any provisions of (i) the charter and bylaws, any declaration of trust or similar organizational or governing documents of Casden or any Casden Subsidiary, (ii) any Contract with any third party to which Casden or any of the Casden Subsidiaries is a party or (iii) subject to obtaining the Casden Required Statutory Approvals and the Casden Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.3(c))applicable to Casden or any of its properties or assets, except in the case of the foregoing clauses (ii) and (iii) for any such Violation which would not reasonably be expected to have a Casden Material Adverse Effect. Section 4.3(b) of the Casden Disclosure Letter sets forth, (x) each construction lender under any construction loan encumbering any of the Casden Properties (other than the NAPICO Properties) and (y) each lender or housing agency in connection with any tax exempt bond financing affecting any of the Casden Properties (other than the NAPICO Properties), in either case, the consent or approval of which is necessary to prevent or avoid a Violation by Casden or any of the Casden Subsidiaries as a result of the execution and delivery of this Agreement or any of the Related Transaction Documents or the consummation or performance of any of the Transactions (any and all such consents and approvals, the "Casden Property Consents").

                  (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body or authority (including the United States Department of Housing and Urban Development, and/or applicable state housing agencies (collectively, "HUD"), a stock exchange or other self-regulatory body (each of the foregoing entities, bodies or authorities, including HUD, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Casden or the consummation of the Transactions by Casden, except (i) acceptance of the Articles of Merger by the Maryland Department of Assessments and Taxation, (ii) the filing of an amended Articles Supplementary relating to the Casden Junior Preferred Stock with the MSDAT (if desired by Casden under Section 6.1(d)), (iii) as described in Section 4.3(c) of the Casden Disclosure Letter or (iv) declarations, filings, registrations, notices, authorizations, consents or approvals, the failure of which to make, give or obtain would not result in a Casden Material Adverse Effect (all of the foregoing, the "Casden Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Casden Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and observing such waiting periods as are necessary to avoid a violation of law). For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Casden confirms that the conduct of its business consists primarily of investing in, owning, developing and operating real estate for the benefit of its stockholders.

                  (d) COMPLIANCE. Except as set forth in Section 4.6,
Section 4.7, Section 4.8, Section 4.9 or Section 4.11 of the Casden Disclosure Letter, neither Casden nor any of the Casden Subsidiaries (i) is in violation of or has been given notice or been charged with any violation of, or (ii) to the knowledge of Casden, is under investigation with respect to any violation of, any law, statute, order, rule, regulation, ordinance, writ, injunction, decree or judgment (including any applicable Environmental Laws) of any Governmental Authority, except for violations which would not reasonably be expected to have a Casden Material Adverse Effect. Except as set forth in Section 4.9 or Section 4.11 of the Casden Disclosure Letter, Casden and the Casden Subsidiaries have all permits, licenses (including licenses required to operate as a property manager), franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except where the failure to obtain such permits, licenses (including licenses required to operate as a property manager), franchises and other authorizations, consents and approvals would not reasonably be expected to have a Casden Material Adverse Effect. Except as set forth in Section 4.3(d), Section 4.6 or Section 4.8 of the Casden Disclosure Letter, neither Casden nor any Casden Subsidiary is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by Casden or any Casden Subsidiary under (i) their respective organizational documents or (ii) any Contract (other than any organizational documents or loan agreements, notes and mortgages with respect to non-residential properties) to which Casden or any Casden Subsidiary is a party or by which it is bound or to which its property is subject, except for possible Violations which individually or in the aggregate would not reasonably be expected to have a Casden Material Adverse Effect.

         Section 4.4       CASDEN FINANCIAL STATEMENTS.

                  (a) The Casden Financial Statements have been provided by Casden to AIMCO prior to the date hereof. The audited consolidated financial statements and unaudited interim financial statements included in the Casden Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto, and except for the absence of notes in the case of unaudited statements) and fairly present in all material respects the financial position of the applicable entities (or consolidated group of entities) referenced therein as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject to normal recurring audit and year-end adjustments, in the case of the unaudited interim financial statements.

                  (b) The schedules attached as Section 4.4(b) of the Casden Disclosure Letter (collectively, the "Casden Pro Forma Financial Information") present fairly, in all material respects, the financial position of Casden and its subsidiaries, on a consolidated basis, as of December 31, 2000 and June 30, 2001, and the results of operations of Casden and its subsidiaries, on a consolidated basis, for the twelve months and six months then ended, in each case after giving effect to the Commercial Sale, the Ross Store Sale, the Asset Purchase and certain other transactions and adjustments disclosed therein.

                  (c) Casden has delivered, or caused to be delivered, to AIMCO (i) a report of Deloitte & Touche LLP relating to its review, in accordance with standards promulgated by the American Institute of Certified Public Accountants, of the Casden Financial Statements as of June 30, 2001 and for the six months then ended, and (ii) a letter of Deloitte & Touche LLP, addressed to AIMCO, with respect to the Casden Financial Statements and the Casden Pro Forma Financial Information, and customary in scope and substance for comfort letters delivered by independent public accountants in connection with acquisition transactions in which there is an exchange of stock.

         Section 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.5 of the Casden Disclosure Letter or as otherwise expressly permitted in Section 6.1 of this Agreement or required under
Article VII of this Agreement, since December 31, 2000, (i) Casden and each of the Casden Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice (it being understood that acquisitions and dispositions of multi-family apartment properties and interests therein by the NAPICO Entities are ordinary course business activities and are consistent with past practice), (ii) neither Casden nor any Casden Subsidiary (other than any NAPICO Entity) has transferred any material assets other than to or among Casden, Casden OP and any wholly owned Subsidiary of Casden and (iii) there has not been any event or condition that would reasonably be expected to result in a Casden Material Adverse Effect.

         Section 4.6       LITIGATION.

                  Except as set forth in Section 4.6(i), Section 4.6(ii),
Section 4.7, Section 4.8, Section 4.9 or Section 4.11 of the Casden Disclosure Letter, (i) there are no claims, suits, actions or proceedings by or against Casden or any of the Casden Subsidiaries or any of their respective properties (other than unlawful detainer actions by Casden against its tenants or counterclaims resulting therefrom) pending or, to the knowledge of Casden or a Casden Subsidiary, threatened in which damages in excess of $10,000 are asserted or alleged, (ii) there are no claims, suits, actions or proceedings by or against Casden or any of the Casden Subsidiaries or any of their respective properties pending or to the knowledge of Casden or any Casden Subsidiary threatened that could reasonably be expected to affect all or any portion of any of Casden's properties or any of Casden Subsidiary's properties or Casden's or any Casden Subsidiary's ownership, rights, use, development or maintenance of their respective properties, including, without limitation, tax reduction proceedings; (iii) there are no claims, suits, actions or proceedings by any Governmental Authority or third party pending nor, to the knowledge of Casden, threatened, nor are there, to the knowledge of Casden, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting Casden or any of the Casden Subsidiaries, (iv) there have not been any significant adverse developments since December 31, 2000 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (v) there are no judgments, decrees, injunctions, or orders of any Governmental Authority specifically applicable to Casden or any Casden Subsidiary which would, if fully enforced, result in payments or losses in excess of $10,000 individually. Section 4.6(i) of the Casden Disclosure Letter sets forth the claims, litigation, disputes and matters existing on the Closing Date over which AIMCO shall maintain responsibility and control following the Effective Time, subject to the limitations set forth in the Master Indemnification Agreement. XYZ shall maintain responsibility and control following the Effective Time over any and all claims, litigation, disputes or matters, based on facts or circumstances existing or arising prior to the Effective Time, not set forth specifically in Section 4.6(i) of the Casden Disclosure Letter, including, without limitation, those set forth in
Section 4.6(ii) of the Casden Disclosure Letter.

         Section 4.7 TAX MATTERS. Except as set forth in Section 4.7 of the Casden Disclosure Letter:

                  (a) TIMELY FILING OF TAX RETURNS. Casden and each of the Casden Subsidiaries have filed (or there have been filed on such Persons' behalf) all federal and all material foreign, state and local Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis (after giving effect to any filing extension properly granted by a Governmental Authority having the authority to do
so).

                  (b) PAYMENT OF TAXES. Casden and each of the Casden Subsidiaries have paid all material Taxes that are currently due and payable for all periods through and including the Closing Date within the time and in the manner prescribed by law, except for those Taxes contested in good faith and for which adequate reserves have been provided on their books and records and except for the tax under Section 857(b)(5) of the Code on Casden's federal income tax return for the year 2000 for which a cash reserve in the amount of such liability has been established.

                  (c) TAX RESERVES. Casden and the Casden Subsidiaries have established on their books and records reserves adequate to pay all material Taxes and reserves for deferred income Taxes in accordance with GAAP.

                  (d) TAX LIENS. There are no Tax liens upon the material assets of Casden or any of the Casden Subsidiaries, except liens for Taxes not yet delinquent.

                  (e) WITHHOLDING TAXES. Casden and each of the Casden Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have withheld and paid over to the proper Governmental Authorities all amounts required within the time and in the manner prescribed by law.

                  (f) REIT CLASSIFICATION. At all times since December 30, 1998, Casden has been organized and operated in conformity with the requirements necessary to qualify as a REIT pursuant to Section 856 of the Code (the "Status Requirements"), and the execution or delivery by Casden of this Agreement and the consummation by Casden of the Transactions or compliance with or fulfillment of the terms and provisions hereof by Casden, will not adversely affect the qualification of Casden as a REIT for each taxable year ending on or before the Closing Date.

                  (g) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative or court proceedings are presently pending with regard to any material Taxes or Tax Returns of Casden or any of the Casden Subsidiaries.

                  (h) TAX RULINGS. Except for the rulings previously delivered by Casden to AIMCO and the Closing Agreement with the IRS executed on September 21, 2001, neither Casden nor any of the Casden Subsidiaries has applied for, received, or has pending a Tax Ruling or commenced negotiations or entered into a Closing Agreement with any taxing authority.

                  (i) TAX SHARING AGREEMENTS. Neither Casden nor any Casden Subsidiary is a party to any agreement relating to allocating or sharing Taxes.

                  (j) BUILT IN GAIN. None of Casden or any of the Casden Subsidiaries (excluding, for purposes of this provision, NAPICO and the NAPICO Entities) has been or will be subject to tax (i) under the principles of Section 1374, as described in IRS Notice 88-19 and Temporary Treasury Reg. Section 1.337(d)-5T, or (ii) under paragraphs (4), (5), (6) or (7) of Section 857(b) of the Code.

                  (k) PAST DISTRIBUTIONS. With respect to the taxable year ending on the Closing Date, Casden will have distributed to its stockholders, in distributions qualifying for the dividends paid deduction pursuant to Section 857(b)(2)(B) of the Code, an amount equal to 100% of its real estate investment trust taxable income as described in Section 857(b) of the Code.

                  (l) ADDITIONAL DISTRIBUTIONS. If the Merger were not to occur, neither Casden nor CPLB would be required to make a distribution to stockholders pursuant to Section 858 or Section 860 of the Code in order to maintain their status as a REIT.

                  (m) TAXABLE REIT SUBSIDIARIES. Each entity identified as a "Taxable REIT Subsidiary" of Casden (within the meaning of Section 856(l) of the Code) on Section 4.1(c) of the Casden Disclosure Letter at all times since January 1, 2001 has satisfied every requirement imposed by Section 856(1) of the Code. None of such entities (i) operates or manages, has operated or managed, or will operate or manage prior to the Closing Date a "lodging facility" or "health care facility" within the meaning of Section 856(1)(4)(A) and 856(1)(4)(B) of the Code, respectively, or (ii) licenses, has licensed, or will license prior to the Closing Date, rights to any brand name under which any such lodging facility or health care facility is operated.

                  (n) LIABILITY FOR OTHERS. Neither Casden nor any of the Casden Subsidiaries has any material liability for Taxes of any Person other than Casden and the Casden Subsidiaries (i) under Treasury Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law),
(ii) by Contract, or (iii) otherwise.

                  (o) SECTION 341(f). Neither Casden nor any of the Casden Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Casden or any of the Casden Subsidiaries.

                  (p) DEFICIENCIES. No deficiencies for any Taxes have been proposed, asserted or assessed against Casden, or any Casden Subsidiary, and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of Casden or any Casden Subsidiary.

                  (q) TEN PERCENT VOTING INTEREST. At the Closing
Date, other than a corporation that is a "Qualified REIT Subsidiary" of Casden within the meaning of Section 856(i)(2) of the Code or a "Taxable REIT Subsidiary" of Casden within the meaning of Section 856(l) of the Code, neither Casden nor any Casden Subsidiary (excluding, for purposes of this provision, NAPICO and the NAPICO Entities) will own (as determined for purposes of Section 856 of the Code and the Regulations promulgated thereunder, including Treasury Reg. Section 1.856-3(g) and with the same meaning as when used in the Investment Company Act of 1940, as amended), directly or indirectly (i) securities (other than "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code) possessing more than 10% of the total voting power of any issuer or (ii) securities (other than "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code) having a value of more than 10% of the total value of the outstanding securities of any issuer, other than securities satisfying the straight debt safe harbor of Section 856(c)(7) of the Code.

                  (r) SERVICES. At no time on or prior to the Closing Date, has Casden or any of the Casden Subsidiaries provided services to tenants other than services that (i) do not give rise to "impermissible tenant service income" as defined in Section 856(d)(7) of the Code or (ii) give rise to impermissible tenant service income with respect to any property for any taxable year in an amount not in excess of one percent of all amounts received or accrued by Casden and the Casden Subsidiaries (excluding, for purposes of this provision, NAPICO) with respect to such property during such year.

                  (s) OWNERSHIP OF CORPORATIONS. Neither Casden nor any Casden Subsidiary owns or has owned, directly or indirectly (including through attribution under the Code), an interest in a corporation other than interests in (i) "Qualified REIT Subsidiaries" within the meaning of
Section 856(i)(2) of the Code, (ii) "Taxable REIT Subsidiaries" within the meaning of Section 856(l) of the Code, (iii) NAPICO, prior to its election to be treated as a "Taxable REIT Subsidiary" of Casden within the meaning of Section 856(l) of the Code, and (iv) REITs.

                  (t) OWNERSHIP OF TRANSPARENT ENTITIES. Neither
Casden nor any Casden Subsidiary other than NAPICO owns or has owned, directly or indirectly (including through attribution under the Code), other than through its ownership of NAPICO or a NAPICO Entity, an interest in a partnership or limited liability company in which Casden was not the direct or indirect (including through attribution under the Code) managing member or general partner.

         Section 4.8 EMPLOYEE MATTERS; ERISA. As of the date hereof, except as set forth in Section 4.8 of the Casden Disclosure Letter and as contemplated under Section 6.1(h) of the Casden Disclosure Letter:

                  (a) BENEFIT PLANS. Section 4.8(a) of the Casden Disclosure Letter contains a true and complete list of each written or oral material employment agreement, arrangement, commitment, severance agreement or plan, change in control, or retention agreement, bonus plan, incentive compensation or deferred compensation plan, stock option plan or agreement, stock-based incentive plan, profit sharing plan, restricted stock plan or agreement, welfare plan, employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), policy, program, agreement or arrangement and any related trust covering any current or former officer, director, agent, consultant or employee of Casden, any Casden Subsidiary or any trade or business, whether or not incorporated, that together with Casden or any Casden Subsidiary would be deemed a "single employer" within the meaning of
Section 4001(b)(1) of ERISA (each, an "ERISA Affiliate") or their respective beneficiaries with respect to which AIMCO will have financial obligations following the Merger (collectively, the "Casden Benefit Plans"). Since December 31, 2000, except as set forth in Section 4.8(a) of the Casden Disclosure Letter, there have been no new plans, policies, agreements or arrangements adopted or changes, additions or modification to any existing Casden Benefit Plan that would reasonably be expected to materially increase the cost or liability under any Casden Benefit Plan. Neither Casden nor any Casden Subsidiary nor any of their ERISA Affiliates has any obligation to provide any former or present employee, director, officer, partner, agent or consultant any profit sharing, springing or existing equity or profit interest or participation, any paid sabbatical, or the right to purchase any asset or property including, without limitation, any apartment. With respect to the Casden Benefit Plans, a copy of (i) the last two annual reports (IRS Form 5500 Series, together with all required schedules and accountant's reports or opinions) prepared in connection with any such Casden Benefit Plan, as applicable (ii) the latest determination letter from the Internal Revenue Service (the "IRS") for any Casden Benefit Plan which is intended to be qualified under Section 401 of the Code, (iii) the most recent summary plan description, if any, and (iv) a copy of the material documents and instruments establishing and governing each Casden Benefit Plan (including all amendments thereto) previously have been made available to AIMCO.

                  (b) CONTRIBUTIONS. All contributions and other payments required to be made by Casden or any of the Casden Subsidiaries or any of their ERISA Affiliates to any Casden Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligations has been reflected in the Casden Financial Statements to the extent required by GAAP.

                  (c) QUALIFICATION; COMPLIANCE. Except where the failure to so comply with each of the following representations would not individually or in the aggregate reasonably be expected to result in a Casden Material Adverse Effect, and with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA) the representations in this
Section 4.8(c) are limited to the knowledge of Casden or any Casden Subsidiary, (i) each of the Casden Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of Casden, the Casden Subsidiaries and their ERISA Affiliates, no circumstances exist that are reasonably expected by Casden, any Casden Subsidiary or any of their ERISA Affiliates to result in the revocation of any such determination; (ii) Casden, the Casden Subsidiaries and their ERISA Affiliates are in compliance with, and each of the Casden Benefit Plans is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, ERISA and the Code; (iii) each Casden Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; and (iv) no "prohibited transactions" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory or administrative exemption is not available with respect to any Casden Benefit Plan and which could give rise to liability on the part of Casden, any Casden Subsidiary, any of their ERISA Affiliates, any Casden Benefit Plan, or any fiduciary, party in interest or disqualified Person with respect to any Casden Benefit Plan.

                  (d) LIABILITIES. With respect to the Casden Benefit Plans, no event has occurred, and, to the knowledge of Casden, the Casden Subsidiaries and their ERISA Affiliates, there does not now exist any condition or set of circumstances that could reasonably be expected to subject Casden, any of the Casden Subsidiaries or any of their ERISA Affiliates to any material liability arising under the Code, ERISA or any other applicable law (including any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), excluding liabilities for benefit claims and funding obligations payable in the ordinary course. No liability under Title IV of ERISA has been incurred by Casden, any of the Casden Subsidiaries or any of their ERISA Affiliates during the last six (6) years that has not been satisfied in full, and no condition exists that presents a risk to Casden, any of the Casden Subsidiaries or any of their ERISA Affiliates of incurring any liability under such Title, other than liability for premiums due the PBGC, which payments have been or will be made when due except as would not reasonably be expected to have a Casden Material Adverse Effect.

                  (e) WELFARE PLANS. None of the Casden Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provide for any material benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

                  (f) PENALTIES. To Casden or any Casden Subsidiary's knowledge, none of any Casden Benefit Plan, any trust created thereunder, nor any trustee or administrator of any Casden Benefit Plan taken any action or failed to take any action which could reasonably be expected to subject Casden, any Casden Subsidiary or any of their ERISA Affiliates to any material liability for either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975(a) or (b) or 4976 or 4980B of the Code.

                  (g) PAYMENTS RESULTING FROM THE TRANSACTIONS. Other than with respect to the option awards referred to in Section 7.11(a), or with respect to the employment agreements or arrangements set forth in
Section 4.8(a) of the Casden Disclosure Letter, the consummation or announcement of any of the Transactions will not (either alone or upon the occurrence of any additional or further acts or events, including the termination of employment of any officers, directors, employees, agents or directors of Casden or any Casden Subsidiary on or prior to the Closing), result in any (i) payment (whether of severance pay or otherwise) becoming due from Casden or any of the Casden Subsidiaries to any Affected Employee (as defined in Section 7.11(a)) or to the trustee under any "rabbi trust" or similar arrangement, (ii) benefit of any Affected Employee under any Casden Benefit Plan becoming accelerated, vested or payable or (iii) "mass layoff" or "plant closing" as defined in the WARN Act requiring notice or pay in lieu of notice.

                  (h) MULTIEMPLOYER PLAN. With respect to any Casden Benefit Plan that is a "multiemployer plan," as such term is defined in
Section 3(37) of ERISA, (i) neither Casden, any Casden Subsidiary nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal, (iii) neither Casden, any Casden Subsidiary nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) to the knowledge of Casden or any Casden Subsidiary, no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) to the knowledge of Casden or any Casden Subsidiary, the aggregate withdrawal liability of Casden, each Casden Subsidiary and the ERISA Affiliates, computed as if a complete withdrawal by Casden, each Casden Subsidiary and all of its ERISA Affiliates had occurred under each such multiemployer plan on the date hereof, would be zero.

                  (i) TITLE IV PLANS. Except with respect to any multiemployer plans, no Casden Employee Plan is subject to Title IV of ERISA and neither Casden, any ERISA Affiliate, nor any Casden Subsidiary has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any plan that is subject to Title IV of ERISA.

                  (j) DEDUCTIBILITY OF PAYMENTS. Except as disclosed in Section 4.8(j) of the Casden Disclosure Letter, there is no Casden Benefit Plan or any other contract, agreement or arrangement with respect to any "disqualified individual" within the meaning of Section 1.280G-1 of the Proposed Regulations of Casden that could, individually or collectively, give rise to the payment of any amount by Casden or any Casden Subsidiary as a result of the consummation of the Transactions that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (k) LABOR MATTERS. Except as set forth in Section 4.8(k) of the Casden Disclosure Letter:

                           (i) there is no labor strike, slowdown, work
stoppage or lockout in effect, or, to the knowledge of Casden, threatened against or otherwise affecting Casden or any Casden Subsidiary, nor has Casden or any Casden Subsidiary experienced any such labor controversy since December 31, 1996;

                           (ii) there is no unfair labor practice charge or
complaint pending or, to the knowledge of Casden, threatened against or otherwise affecting Casden or any Casden Subsidiary before the National Labor Relations Board or any similar state or foreign agency;

                           (iii) no grievance or arbitration proceeding
before any Governmental Authority relating to any of the employees or former employees of Casden or any Casden Subsidiary, any labor organization or other representative of the employees or arising out of any collective bargaining agreement is pending or, to the knowledge of Casden, threatened against or otherwise affecting Casden or any Casden Subsidiary, which, if adversely decided, would reasonably be expected to have a Casden Material Adverse Effect; and

                           (iv) no collective bargaining agreement exists
that is binding on Casden or any Casden Subsidiary, and no petition has been filed or proceedings instituted by an employee or group of employees of Casden or any Casden Subsidiary with any labor relations board seeking recognition of a bargaining representative, and, to the knowledge of Casden, no organizational effort is currently being made or has been made since December 31, 1996, on behalf of any labor union to organize any employees of Casden or any Casden Subsidiary.

                  (l) CONSENT DECREES OR SETTLEMENTS. Except as set forth on Section 4.8(l) of the Casden Disclosure Letter, Casden is not a party to, or otherwise bound by, any consent decree or settlement agreement with, or citation by, any Government Authority relating to employees or the employment practices of Casden.

                  (m) COMPLIANCE WITH LAW. To the knowledge of Casden, Casden is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, immigration, wages, hours of work, independent contractor classification, income tax withholding and occupational safety and health.

                  (n) PENDING OR THREATENED PROCEEDINGS. There are no proceedings pending or, to the knowledge of Casden, threatened in writing against or otherwise affecting Casden before any Governmental Authority brought by or on behalf of any of Casden's employees, prospective employees or former employees alleging breach of any express or implied contract of employment or any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, which, if adversely decided, would reasonably be expected to have a Material Adverse Effect on Casden.

                  (o) EMPLOYMENT TERMINATIONS. To the knowledge of Casden, and other than the Transferred Employees, no officer or other key employee of Casden intends to terminate his or her employment with Casden in connection with the Merger.

                  (p) WARN EVENTS. In the past five years, (i) Casden has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Casden's business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Casden's business, (iii) Casden has not engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation, (iv) Casden has not caused any of its employees at its corporate headquarters in Beverly Hills, California to suffer an "employment loss" (as defined in the WARN Act) during the 90 day period prior to the date hereof and (v) no other single site of employment of Casden (other than its corporate headquarters in Beverly Hills, California) has 50 or more employees.

                  (q) EMPLOYEE POLICIES. Section 4.8(q) of the Casden Disclosure Letter sets forth a complete and accurate list of all written personnel policies, rules or procedures applicable to Casden's employees.

                  (r) CASDEN EMPLOYEES. Section 4.8(r) of the Casden Disclosure Letter sets forth a complete and accurate list of all of the employees of Casden and the Casden Subsidiaries as of October 31, 2001, other than the Proposed Transferred Employees (as defined in Section 4.8(s) below), including each such individual's name, rate of compensation and whether such individual is a full-time or part-time employee or is on leave.

                  (s) PROPOSED TRANSFERRED EMPLOYEES. Section 4.8(s) of the Casden Disclosure Letter sets forth (i) a preliminary list of the proposed employees of Casden or any subsidiary of Casden that will be given offers of employment by either CommercialCo or the Development LLC (the "Proposed Transferred Employees") immediately following the Effective Time and (ii) the entity that will offer such employment.

         Section 4.9       ENVIRONMENTAL PROTECTION. Except as set forth in
Section 4.9 of the Casden Disclosure Letter:

                  (a) COMPLIANCE. Casden and each of the Casden Subsidiaries is in compliance with all applicable Environmental Laws, except as in the aggregate would not result in a Casden Material Adverse Effect. Neither Casden nor any of the Casden Subsidiaries has received any written communication from any Governmental Authority that alleges that Casden or any of the Casden Subsidiaries is not in compliance with applicable Environmental Laws, except as in the aggregate would not result in a Casden Material Adverse Effect. Compliance with all applicable Environmental Laws will not require Casden or any Casden Subsidiary to incur costs that would be reasonably likely to result in a Casden Material Adverse Effect.

                  (b) ENVIRONMENTAL PERMITS. Casden and each of the Casden Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Casden and the Casden Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for Environmental Permits which in the aggregate would not result in a Casden Material Adverse Effect.

                  (c) ENVIRONMENTAL CLAIMS. There is no Environmental
Claim pending or, to the knowledge of Casden, threatened in writing (i) against Casden or any of the Casden Subsidiaries, (ii) against any Person whose liability for any Environmental Claim Casden or any of the Casden Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Casden or any of the Casden Subsidiaries owns, leases or manages, in whole or in part, except, in each case, for Environmental Claims which in the aggregate would not result in a Casden Material Adverse Effect. To the knowledge of Casden, no circumstances, events or conditions exist that would reasonably be expected to form the basis of any Environmental Claim against Casden or the Casden Subsidiaries, except as in the aggregate would not result in a Casden Material Adverse Effect.

                  (d) HAZARDOUS MATERIALS. To the knowledge of Casden, no Hazardous Materials are located on any Casden Property, except in compliance with all Environmental Laws or except as in the aggregate would not reasonably be expected to result in a Casden Material Adverse Effect.

                  (e) USTs. To the knowledge of Casden, no underground storage tank is located on any Casden Property, except in compliance with all Environmental Laws or except as in the aggregate would not reasonably be expected to result in a Casden Material Adverse Effect.

                  (f) PREDECESSORS. To the knowledge of Casden, there is no pending or threatened Environmental Claim with respect to any predecessor of Casden or any of the Casden Subsidiaries which would have a Casden Material Adverse Effect, or any Environmental Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, except for Environmental Claims which in the aggregate would not result in a Casden Material Adverse Effect.

                  (g) REPORTS. Casden has delivered to AIMCO copies of all environmental assessments, audits and reports in its possession relating to the Casden Properties.

                  (h) GOVERNMENTAL APPROVAL. The Transactions do not require governmental approval under Environmental Laws.

                  (i) MOLD. To the knowledge of Casden, no colonies or growths of toxin-producing molds or fungi are located in any habitable structures on any Casden Property, except as in the aggregate would not result in a Casden Material Adverse Effect. There are no claims pending or, to the knowledge of Casden, threatened, against Casden or any of the Casden Subsidiaries or with respect to any real or personal property or operations which Casden or any of the Casden Subsidiaries owns, leases or manages, in whole or in part, alleging the presence of any such molds or fungi, except as in the aggregate would not result in a Casden Material Adverse Effect.

         Section 4.10 VOTE REQUIRED. The affirmative vote of (a) the holders of at least a majority of the shares of Casden Common Stock outstanding on the record date for the Casden Meeting (as defined in Section 7.5(a)) voting as a class, and (b) the holders of at least 55% of the shares of Casden Class A Preferred Stock outstanding as of the date hereof, voting as a class (collectively, the "Casden Stockholders' Approval"), are the only votes of the holders of any class or series of the shares of Casden or any of the Casden Subsidiaries that is required to approve the Merger and this Agreement. The affirmative vote of (i) the holders of at least 2/3 of the shares of Casden Common Stock and (ii) the holders of at least 90% of the shares of CPLB common stock subject to the CPLB Reverse Stock Split outstanding on the record date for determining the holders entitled to vote thereon are the only votes of the holders of any class or series of Casden Capital Stock that are required to approve (a) the Casden Reverse Stock Split and the amendment to the Casden Charter contemplated by Section 7.34 and (b) the CPLB Reverse Stock Split, respectively. The shares subject to the Voting Agreement will represent at least a majority of the shares of Casden Common Stock outstanding on the record date for the Casden Meeting and at least 55% of the shares of Casden Class A Preferred Stock as of the date hereof. The Stockholders of Casden set forth on Section 4.10 of the Casden Disclosure Letter, each of which is a party to the Voting Agreement are, in the aggregate, the record and beneficial owners of a sufficient number of shares of Casden Common Stock, Casden Junior Preferred Stock and Casden Class A Preferred Stock sufficient to constitute the Casden Stockholder Approval. The Stockholders of PLB that are parties to the Voting Agreement are, in the aggregate, the record and beneficial owners of a number of shares of PLB Common Stock sufficient to constitute 90% of the voting power of PLB Common Stock.

         Section 4.11 HUD. Other than as set forth on Section 4.11 of the Casden Disclosure Letter and except where the failure to obtain, or the presence of which, would not reasonably be expected to result in a Casden Material Adverse Effect, each of Casden and the Casden Subsidiaries as of the date hereof: (a) has all necessary consents and approvals of HUD to act as a general partner of and/or management agent for, as the case may be, each partnership which is an owner of a HUD-insured or HUD-assisted property for which Casden or any Casden Subsidiary acts as a general partner and/or management agent; (b) with respect to each HUD-insured or HUD-assisted property for which Casden or any Casden Subsidiary acts as a general partner and/or management agent, has not received any current physical inspection reviews with a REAC score of less than 60 for which an MIO plan which is satisfactory to HUD has not been developed (or disclosing any exigent health and safety matters which have not been resolved) or any management agent's performance reviews that are graded as less than "Satisfactory" or, as to state housing agencies, any physical inspection or management agent reviews with an equivalent or otherwise substandard rating; (c) has no "flags" or limited denials of participation, suspensions or debarments currently in effect under the HUD 2530 Previous Participation Clearance Procedures or any other applicable HUD regulations; (d) has not been notified by HUD of any matters currently pending before the HUD Departmental Enforcement Center; (e) has not received any notice from HUD with respect to any audited financial statement for any year prior to 2000 that remains unresolved to HUD's satisfaction; and (f) has filed all annual audited financial statements in the timeframe required by HUD for the calendar year 2000.

         Section 4.12 ABSENCE OF INDUCEMENT. In entering into the Transaction Documents, Casden has not been induced by, or relied upon, any representations, warranties or statements by AIMCO not set forth or referred to in the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby, whether or not such representations, warranties or statements have actually been made, and Casden acknowledges that, in entering into the Transaction Documents, AIMCO has been induced by and relied upon the representations and warranties of Casden herein set forth, the information set forth in the Casden Financial Statements and the representations and warranties of the parties to the Transaction Documents, the Schedules thereto and the other documents required to be delivered thereby. Casden has made its own investigation of AIMCO prior to the execution of this Agreement and has not been induced by or relied upon any representations, warranties, statements or documents as to the advisability of entering into this Agreement other than as described above in the first sentence of this Section 4.12.

         Section 4.13       REAL PROPERTIES.

                  (a) OWNERSHIP. Section 4.13(a) of the Casden
Disclosure Letter sets forth a list of each of the following properties (collectively, but excluding the NAPICO Syndicated Properties (as defined in Section 7.32 below), the "Casden Properties"), together with the approximate number of apartment units located on each such property and the location of each such property:

                           (i) each real property owned in whole or in part by Casden or a Casden Subsidiary other than the NAPICO Properties (collectively, the "Owned Properties"), together with the name of the entity or entities which own each such Owned Property (the "Owned Property Owners") and the percentage interests and organizational structure pursuant to which each such Owned Property is owned;

                           (ii) each real property leased in whole or in part by Casden or a Casden Subsidiary as a tenant (collectively, the "Leased Properties"), together with the name of the entity or entities which lease each such Leased Property (the "Leased Property Lessees") and the percentage interests and organizational structure pursuant to which each such Leased Property is leased; and

                           (iii) each real property owned by a NAPICO
         Entity as of November 1, 2001 (collectively, the "NAPICO Properties"), together with the name of the entity or entities which own each such NAPICO Property (the "NAPICO Property Owners"), the name of the NAPICO Entity that controls such owner and the percentage interest and organizational structure pursuant to which such NAPICO Entity controls such owner.

Each Owned Property Owner holds good, valid, marketable and indefeasible fee simple title to the Owned Property, or the applicable portion thereof, that Section 4.13(a) of the Casden Disclosure Letter indicates as being owned by such Owned Property Owner, free and clear of all Liens, rights of way, easements and any other matters affecting title, other than encumbrances which do not materially adversely affect the value of such property or the use thereof, which are described in Section 4.13(a) of the Casden Disclosure Letter or which are shown on the title insurance policy or title report with respect thereto ("Permitted Encumbrances"), with full right to convey the same. To Casden's knowledge, each Leased Property Lessee holds a good, valid, marketable and indefeasible leasehold interest in and to the Leased Property that Section 4.13(a) of the Casden Disclosure Letter indicates as being leased by such Leased Property Lessee, free and clear of all Liens, rights of way, easements and any other matters affecting title, other than Permitted Encumbrances, with full right to convey the same, subject to obtaining the consents specified on Section 4.13(a) of the Casden Disclosure Letter. Each NAPICO Property Owner holds good, valid, marketable and indefeasible fee simple title to the NAPICO Property, or the applicable portion thereof, that Section 4.13(a) of the Casden Disclosure Letter indicates as being owned by such NAPICO Property Owner, free and clear of all Liens, rights of way, easements and any other matters affecting title, other than Permitted Encumbrances, with full right to convey the same. Except as may be set forth in Section 4.13(a) of the Casden Disclosure Letter, neither Casden nor any Casden Subsidiary nor, to Casden's knowledge, any owner or lessee of any Casden Property has granted any option, right of first refusal, rights of first offer or comparable right to any third party to purchase or otherwise acquire a direct or indirect interest in any of the Casden Properties; provided, however, that in certain jurisdictions, tenants may have rights of first refusal or rights of first offer pursuant to applicable laws, ordinances, statutes, rules and regulations governing the transfer, ownership, use, operation, management and occupation of residential real estate and rental properties (collectively, "Laws"). The Casden Properties include all real properties used by Casden and the Casden Subsidiaries in the conduct of their respective businesses. The NAPICO Properties include all real properties used by the NAPICO Entities in the conduct of their respective businesses.

                  (b) GROUND LEASES. A true, accurate and complete copy of each lease pursuant to which each Leased Property Lessee leases a Leased Property (each, a "Ground Lease") has heretofore been delivered to AIMCO. To Casden's knowledge, each Ground Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing material defaults by any Leased Property Lessee under any of the Ground Leases.

                  (c) NOTICES TO REPAIR. Except as set forth in
Section 4.13(c) of the Casden Disclosure Letter, neither Casden nor any owner or lessee of any of the Casden Properties has received any written notice of any requirements by any insurance company that has issued a policy covering any Casden Property or by any board of fire underwriters or other body of competent jurisdiction of any repairs or work to be done on any part of any Casden Property, which repair or work has not been completed.

                  (d) APPROVALS. Except as set forth in Section
4.13(d) of the Casden Disclosure Letter, to Casden's knowledge, Casden (or the applicable owner or lessee of the Casden Properties) has obtained all appropriate material certificates of occupancy, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Casden Properties in the manner in which the Casden Properties are currently being used and operated. True, accurate and complete copies of all such certificates, permits and licenses have heretofore been furnished to AIMCO. Except as set forth in Section 4.13(d) of the Casden Disclosure Letter, to Casden's knowledge, Casden and each owner (or lessee in the case of Leased Properties) of each Casden Property has all material approvals, permits and licenses necessary to own or operate the Casden Properties as currently owned and operated, and no such material approvals, permits or licenses will be required to be issued after the date hereof as a result of the Transactions in order to permit AIMCO and its Subsidiaries to continue to own or operate the Casden Properties following the Closing in the same manner as heretofore owned or operated, other than any such approvals, permits and licenses that are ministerial in nature and are normally issued in due course upon application therefor without further action by the applicant or the failure of which to obtain would not, in the aggregate, result in a Casden Material Adverse Effect.

                  (e) COMPLIANCE WITH LAWS. Except as set forth in
Section 4.13(e) of the Casden Disclosure Letter, to Casden's knowledge, each Casden Property is in material compliance with all material Laws, including, all material Laws with respect to zoning, building, fire and health codes, and sanitation and pollution control.

                  (f) CONDEMNATION; SPECIAL ASSESSMENTS. Except as set forth in Section 4.13(f) of the Casden Disclosure Letter, Casden has no knowledge of any pending or threatened condemnation, eminent domain or similar proceeding or special assessment which would materially and adversely affect any of the Casden Properties.

                  (g) PERSONAL PROPERTY. Except as set forth in
Section 4.13(g) of the Casden Disclosure Letter and except for personal property of which any owner or lessee of any Casden Property is a lessee, all of the personal property owned by Casden and the Casden Subsidiaries is owned by each such entity free and clear of all Liens, other than Permitted Encumbrances and, in the case of personal property located on a Leased Property, other than any applicable landlord's Lien, and each such entity has good and marketable title to its respective personal property.

                  (h) MORTGAGES; ENCUMBRANCES. Section 4.13(h) of the Casden Disclosure Letter sets forth a list of each and every outstanding mortgage or deed of trust encumbering any Owned Property or interest in Casden Property, or Casden's interest in any other Casden Property (together with the name of the Owned Property encumbered thereby), and there are no other mortgages or deeds of trust (other than Permitted Encumbrances) encumbering the Owned Properties, or Casden's interest in any other Casden Property. Except as set forth in Section 4.13(h) of the Casden Disclosure Letter, Casden has not received any written notice of any proceedings, claims, disputes or conditions affecting any Casden Property that might materially curtail or interfere with the use of the Casden Properties. Except as set forth in Section 4.13(h) of the Casden Disclosure Letter, neither Casden nor any owner (or lessee in the case of Leased Property) of any of the Casden Properties is a party to any commercial lease or similar arrangement under which Casden or such owner (or lessee in the case of Leased Property) is a lessor or otherwise makes available for use by any third party for any commercial purpose any portion of any Casden Property, in each case where such commercial lease or similar arrangement or permitted use is material to the income derived from, or the value of, such Casden Property.

                  (i) PROPERTY LEVEL RESERVES. Except as set forth in
Section 4.13(i) of the Casden Disclosure Letter, to the knowledge of Casden, all Owned Properties (other than the "conventional" and the "80-20" properties) have property level reserves, and such property level reserves are sufficient for the reasonably anticipated immediate capital requirements of the respective Owned Properties for the 12-month period following the Effective Time, provided, however, that no representation or warranty is herein made as to (i) the needs or available funds related to such conventional and 80-20 properties or (ii) any future exercise by HUD or any state affordable housing agency of its discretion to (A) allow or disallow use of such reserves or (B) require additional reserves or additional repairs or capital improvements.

         Section 4.14 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of Casden and the Casden Subsidiaries, all of which have been made available to AIMCO, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including an adequate system of internal controls. The minute books of Casden contain accurate and complete records of all meetings held of, and corporate action taken by, the Casden stockholders, the Casden Board of Directors and committees of the Casden Board of Directors, and no meeting of any of such Casden stockholders, the Casden Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. All of such books and records are in the possession of Casden or the Casden Subsidiary to which they relate.

         Section 4.15 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Casden Financial Statements, (b) pursuant to the terms and conditions of any Contracts listed in Section 4.17 of the Casden Disclosure Letter and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2000, neither Casden nor any Casden Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, material to Casden and the Casden Subsidiaries, taken as a whole. The reserves reflected in the Casden Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

         Section 4.16 INSURANCE. Section 4.16 of the Casden Disclosure Letter contains a complete and accurate description of all fire, liability, workmen's compensation and other insurance policies owned or held by Casden and each Casden Subsidiary, including insurance policies covering material litigation against Casden or any Casden Subsidiary. Copies of all such insurance policies have been made available to AIMCO. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or will be, paid within the time specified in such policies, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all Contracts to which Casden or any Casden Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of Casden and each Casden Subsidiary; will remain in full force and effect through the respective dates set forth in the Casden Disclosure Letter without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the Transactions. The Casden Disclosure Letter identifies all risks which Casden, its Board of Directors or officers have designated as being self insured. Neither Casden nor any Casden Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since December 31, 1998.

         Section 4.17 CONTRACTS. Section 4.17 of the Casden Disclosure Letter contains a complete and accurate list, and each of Casden and the Casden Subsidiaries has delivered to AIMCO, true and complete copies, including any amendments, supplements and modifications thereto, of:

                  (a) each Contract (other than Contracts between Casden or any of its wholly owned Subsidiaries, on the one hand, and Casden or any of its wholly owned Subsidiaries, on the other hand) that involves performance of services or delivery of goods or materials by or to Casden or any of the Casden Subsidiaries of an amount or value in excess of $100,000 per year;

                  (b) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees that is binding on Casden or any Casden Subsidiary;

                  (c) each Contract (other than employment contracts) with any officer, director, employee or Affiliate of Casden or any of the Casden Subsidiaries, or any of such Person's family members or Affiliates calling for payments in excess of $100,000 per year;

                  (d) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Casden or any of the Casden Subsidiaries, other than in the ordinary course of business; and

                  (e) each other Contract that is material to Casden and the Casden Subsidiaries, taken as a whole.

         Section 4.18     PROPRIETY OF PAST PAYMENTS. To Casden's knowledge,
(a) no unrecorded fund or asset of Casden or any Casden Subsidiary has been established for any purpose, (b) no accumulation or use of corporate funds of Casden or any Casden Subsidiary has been made without being properly accounted for in the books and records of Casden or such Casden Subsidiary and (c) none of Casden, any Casden Subsidiary, or any director, officer, employee or agent of Casden or any Casden Subsidiary has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other illegal payment to any Person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for any Casden stockholder, Casden, any Casden Subsidiary or any Affiliate of Casden in securing business, (ii) to pay for favorable treatment for business secured for any Casden stockholder, Casden, any Casden Subsidiary or any Affiliate of Casden,
(iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any Casden stockholder, Casden, any Casden Subsidiary or any Affiliate of Casden or (iv) otherwise for the benefit of any Holder, Casden, any Casden Subsidiary or any Affiliate of Casden in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to real property) known to Casden. Neither Casden nor any Casden Subsidiary, nor, to Casden's knowledge, any current director, officer, agent, employee or other authorized Person acting on behalf of Casden or any Casden Subsidiary, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

         Section 4.19 BANK ACCOUNTS. Section 4.19 of the Casden Disclosure Letter sets forth the names of all banks, trust companies, savings and loan associations and other financial institutions at which Casden or any Casden Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature, as well as the account numbers or other identifying information regarding each such safe deposit box or account.

         Section 4.20 DEFICIT RESTORATION OBLIGATIONS, ADJUSTED CAPITAL ACCOUNT DEFICITS AND CAPITAL CONTRIBUTION OBLIGATIONS. Section 4.20 of the Casden Disclosure Letter sets forth (i) the amount of each obligation to restore a deficit balance in an adjusted capital account of Casden or any Casden Subsidiary that owns an equity interest in any non-corporate entity (including a partnership, limited partnership, limited liability company or joint venture), calculated through December 31, 2000, (ii) the amount of each deficit balance in any capital account of Casden or any Casden Subsidiary that owns an equity interest in any non-corporate entity (including a partnership, limited partnership, limited liability company or joint venture), calculated as of December 31, 2000, and (iii) each capital contribution required to be made by Casden or any Casden Subsidiary (other than to a Casden Subsidiary that is wholly owned by Casden) that owns an equity interest in any non-corporate entity (including a partnership, limited partnership, limited liability company or joint venture).

         Section 4.21 COMPLIANCE WITH LAWS. To Casden's knowledge, Casden and each of the Casden Subsidiaries have complied in a timely manner and in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that affect the business, properties or assets of Casden or any Casden Subsidiary, except where the failure to comply would not reasonably be expected to result in a Casden Material Adverse Effect, and no written notice, claim or action has been received by Casden or any Casden Subsidiary or has been filed, commenced or, to Casden's knowledge, threatened against Casden or any Casden
Subsidiary alleging any material violation of any of the foregoing.

         Section 4.22 RELATIONSHIPS WITH RELATED PERSONS. To Casden's knowledge, since December 31, 1998, there have been no transactions, agreements, arrangements or understandings between Casden or any of the Casden Subsidiaries, on the one hand, and Casden's Affiliates (other than wholly-owned Subsidiaries of Casden) or other Persons, on the other hand, pertaining to or affecting Casden, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act if Casden were the registrant.

         Section 4.23 MARYLAND TAKEOVER LAWS. The board of directors of Casden has authorized and approved the Merger and this Agreement (prior to the execution of this Agreement by Casden) in accordance with Section 3-603(c)(1)(ii) of the MGCL such that Section 3-602 shall not apply to this Agreement or the transactions contemplated hereby (including the Casden Reverse Stock Split). The board of directors of Casden has taken all such action required to be taken by them to provide that this Agreement and the transactions contemplated hereby, including without limitation, the direct or indirect ownership of any Casden Common Stock by AIMCO, and the Casden Reverse Stock Split shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of the State of Maryland, including without limitation Subtitle 7 of the Title 3 of the MGCL.

         Section 4.24 OFFICERS AND DIRECTORS. Section 4.24 of the Casden Disclosure Letter sets forth a complete and accurate list of all officers and directors of Casden.

         Section 4.25 NO CASDEN MATERIAL MISSTATEMENTS. To Casden's knowledge, no representation or warranty of Casden contained in the Transaction Documents contains or will contain any untrue statement of material fact or omit to state any material fact necessary, in light of the circumstances and taking into account the express limitations set forth in each such representation and warranty, in order to make the representations and warranties made by Casden herein or therein not misleading.

         Section 4.26 TAX QUESTIONNAIRES. Casden and the Casden Subsidiaries (other than NAPICO and the NAPICO Entities) have sent to each manager and assistant manager of the Owned Properties and the Leased Properties and each regional supervisor employed by Casden and the Casden Subsidiaries (other than the NAPICO Entities) prior to the date hereof.

         Section 4.27 CLOSING PAYOFF AMOUNTS. After AIMCO pays the amounts set forth in Schedule 2.1(a) at the Effective Time, the loans and other obligations set forth on Schedule 7.36 shall be paid in full and there shall be no further obligations thereunder.

         Section 4.28 CASDEN BOARD OF DIRECTORS APPROVAL. The independent directors of Casden and the Board of Directors of Casden have approved the treatment of shares of Casden Capital Stock set forth in
Article II and the fairness of the allocation of consideration among the holders of Casden Capital Stock set forth therein.

                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF AIMCO

         AIMCO makes the following representations and warranties to Casden and XYZ. Except as set forth in the AIMCO SEC Reports or the disclosure letter from AIMCO to Casden dated the date hereof (the "AIMCO Disclosure Letter"):

         Section 5.1 ORGANIZATION AND QUALIFICATION. AIMCO and each AIMCO Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not reasonably be expected to have an AIMCO Material Adverse Effect.

         Section 5.2 AIMCO SUBSIDIARIES. All of the issued and outstanding shares of capital stock and all other equity interests owned in each AIMCO Subsidiary are, in the case of capital stock, validly issued, fully paid, non-assessable and free of preemptive rights, and, in the case of capital stock and all other equity interests in any entity, are owned, directly or indirectly, by AIMCO free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating by AIMCO or any AIMCO Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other equity interests or obligating it to grant, extend or enter into any such agreement or commitment.

         Section 5.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of AIMCO consists of (i) 510,587,500 shares of capital stock, of which 456,962,738 shares are classified as Class A Common Stock and the remainder are classified as Preferred Stock and (ii) no Voting Debt was issued or outstanding. All outstanding shares of AIMCO Common Stock and AIMCO Preferred Stock have been validly issued free of preemptive rights, and are fully paid and non-assessable. Upon consummation of the Merger and the concurrent automatic conversion of the Casden Capital Stock into AIMCO Common Stock in accordance with Section 2.2(a), all such shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights. As of the date hereof, except as set forth in Section 5.3 of the AIMCO Disclosure Letter or pursuant to this Agreement and the AIMCO Benefit Plans, there are no securities, outstanding subscriptions, calls, options, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to which AIMCO or any AIMCO Subsidiary is a party or by which any of them are bound obligating AIMCO or any AIMCO Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of AIMCO or any AIMCO Subsidiary or obligating AIMCO or any AIMCO Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 5.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

                  (a) AUTHORITY. AIMCO has all requisite power and authority to execute and deliver this Agreement and, subject to the receipt of the applicable AIMCO Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the Transactions. The execution and delivery of this Agreement and the consummation by AIMCO of the Transactions have been duly authorized by all necessary corporate action on the part of AIMCO. This Agreement has been duly and validly executed and delivered by AIMCO and, assuming the due authorization, execution and delivery hereof by Casden, constitutes the valid and binding obligation of AIMCO enforceable against AIMCO in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. No approval of AIMCO's stockholders is required to execute and deliver this Agreement or to consummate the Transactions, including the issuance and listing on the NYSE of the AIMCO Common Stock to be issued in the Merger and the assumption of all obligations of Casden and the performance of all actions required by the documents governing such obligations.

                  (b) NON-CONTRAVENTION. Except as set forth in
Section 5.4(b) of the AIMCO Disclosure Letter, the execution and delivery of this Agreement by AIMCO does not, and the consummation of the Transactions will not, result in a Violation with respect to AIMCO or any of the AIMCO Subsidiaries pursuant to any provisions of (i) the AIMCO Charter, bylaws or similar organizational or governing documents of AIMCO or any of the AIMCO Subsidiaries, (ii) subject to obtaining the AIMCO Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to AIMCO or any of the AIMCO Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the AIMCO Disclosure Letter, any Contract to which AIMCO or any of the AIMCO Subsidiaries is a party or to which such Persons or any of their respective properties or assets are subject, except in the case of the foregoing clause (ii) or (iii) for any such Violation which would not reasonably be expected to have an AIMCO Material Adverse Effect.

                  (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by AIMCO or the consummation by AIMCO of the Transactions, except (i) acceptance of the Articles of Merger by the MSDAT, (ii) as described in Section 5.4(c) of the AIMCO Disclosure Letter or (iii) declarations, filings, registrations, notices, authorizations, consents or approvals, the failure of which to make, give or obtain would not result in an AIMCO Material Adverse Effect (the "AIMCO Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such AIMCO Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and observing such waiting periods as are necessary to avoid a violation of law). For purposes of determining compliance with the HSR Act, AIMCO confirms that the conduct of its business consists primarily of investing in, owning, developing and operating real estate for the benefit of its stockholders.

                  (d) COMPLIANCE. Except as set forth in Section
5.4(d) of the AIMCO Disclosure Letter, neither AIMCO nor any of the AIMCO Subsidiaries (i) is in violation of or has been given notice or been charged with any violation of or (ii) to the knowledge of AIMCO, is under investigation with respect to any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable Environmental Laws) of any Governmental Authority. AIMCO and the AIMCO Subsidiaries have all permits, licenses (including licenses to operate as a property manager), franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except where the failure to obtain such permits, licenses (including licenses required as a property manager), franchises and other authorizations, consents and approvals would not reasonably be expected to have an AIMCO Material Adverse Effect. Neither AIMCO nor any AIMCO Subsidiary is in breach or violation of, or in default in the performance or observance of, any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by AIMCO or any AIMCO Subsidiary under (i) AIMCO's or AIMCO OP's organizational or governing documents or (ii) any Contract to which AIMCO or any AIMCO Subsidiary is a party or by which it is bound or to which its property is subject, except for possible Violations which individually or in the aggregate would not reasonably be expected to have an AIMCO Material Adverse Effect.

         Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The AIMCO SEC Reports have been filed with the SEC, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and such items complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made or to so comply would not result in an AIMCO Material Adverse Effect. As of their respective dates, the AIMCO SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of AIMCO included in the AIMCO SEC Reports (collectively, the "AIMCO Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of AIMCO as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring and year-end audit adjustments. True, accurate and complete copies of the AIMCO Charter and the AIMCO bylaws, each as amended to date and in effect on the date hereof, have been provided to Casden.

         Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise expressly permitted in Section 6.2 of this Agreement or required by Article VII of this Agreement, since December 31, 2000, AIMCO and each of the AIMCO Subsidiaries have conducted their business only in the ordinary course of business (except for acquisitions and dispositions) consistent with past practice and there has not been any event or condition which would reasonably be expected to result in an AIMCO Material Adverse Effect.

         Section 5.7 LITIGATION. Except as disclosed in Section 5.7 of the AIMCO Disclosure Letter, (a) there are no claims, suits, actions or proceedings against AIMCO or any AIMCO Subsidiary or any of their respective properties which would reasonably be expected to have an AIMCO Material Adverse Effect, (b) there are no claims, suits, actions or proceedings by any Governmental Authority or third party, pending or, to the knowledge of AIMCO, threatened, nor are there, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting AIMCO or any of the AIMCO Subsidiaries which would reasonably be expected to have an AIMCO Material Adverse Effect, (c) there have not been any significant adverse developments since December 31, 2000 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (d) there are no judgments, decrees, injunctions or orders of any Governmental Authority specifically applicable to AIMCO or any AIMCO Subsidiary which would reasonably be expected to have an AIMCO Material Adverse Effect.

         Section 5.8 REGISTRATION STATEMENT. None of the information supplied or to be supplied by or on behalf of AIMCO for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration Statement is filed by AIMCO with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each Registration Statement will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as applicable.

         Section 5.9 TAX MATTERS. Except as set forth in Section 5.9 of the AIMCO Disclosure Letter:

                  (a) FILING OF TIMELY TAX RETURNS. AIMCO and each of the AIMCO Subsidiaries have filed (or there have been filed on such Persons' behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                  (b) PAYMENT OF TAXES. AIMCO and each of the AIMCO Subsidiaries have paid all Taxes that are currently due and payable for all periods through and including the Closing Date within the time and in the manner prescribed by law, except for those Taxes contested in good faith and for which adequate reserves have been provided on their books and records.

                  (c) TAX RESERVES. AIMCO and each of the AIMCO
Subsidiaries have established on their books and records reserves adequate to pay all material Taxes and reserves for deferred income Taxes in accordance with GAAP.

                  (d) TAX LIENS. There are no Tax liens upon the material assets of AIMCO or any of the AIMCO Subsidiaries except liens for Taxes not yet delinquent.

                  (e) WITHHOLDING TAXES. AIMCO and each of the AIMCO Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

                  (f) REIT CLASSIFICATION. At all times since the initial public offering of AIMCO, AIMCO has been organized and operated in conformity with the Status Requirements, and its proposed method of operation after the Merger will enable it to continue to meet the Status Requirements and otherwise qualify as a REIT.

                  (g) CONTINUATION AS REIT. The execution or delivery by AIMCO of this Agreement and the consummation by AIMCO of the Transactions or compliance with or fulfillment of the terms and provisions hereof by AIMCO, will not adversely affect the qualification of AIMCO as a REIT for each taxable year ending on or after the Closing Date.

                  (h) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of AIMCO or any of the AIMCO Subsidiaries.

                  (i) TAX RULINGS. Neither AIMCO nor any of the AIMCO Subsidiaries has received or has pending a Tax Ruling or entered into a Closing Agreement with any taxing authority.

                  (j) TAX SHARING AGREEMENTS. Except as between affiliates of AIMCO as set forth in Section 5.9 of the AIMCO Disclosure Letter, neither AIMCO nor any AIMCO Subsidiary is a party to any agreement relating to allocating or sharing Taxes.

                  (k) LIABILITY FOR OTHERS. Neither AIMCO nor any of the Subsidiaries of AIMCO has any liability for material Taxes of any person other than AIMCO and the AIMCO Subsidiaries (i) under Treasury Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law),
(ii) by Contract, or (iii) otherwise.

                  (l) SECTION 341(f). Neither AIMCO nor any of the
AIMCO Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by AIMCO or any of the AIMCO Subsidiaries.

                  (m) DEFICIENCIES. No deficiencies for any Taxes have been proposed, asserted or assessed against AIMCO and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of AIMCO.

                  (n) DOMESTIC CONTROL. AIMCO believes that it is a "domestically controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code.

         Section 5.10      EMPLOYEE MATTERS; ERISA.  Except as set forth in
Section 5.10 of the AIMCO Disclosure Letter:

                  (a) BENEFIT PLANS. As of the date hereof, AIMCO has made available to Casden a copy of each written or oral material employment agreement, arrangement, commitment, severance or retention agreement or policy, employee benefit plan, policy or agreement covering employees, former employees or directors of AIMCO and each of the AIMCO Subsidiaries or their beneficiaries, or providing benefits to such Persons in respect of services provided to any such entity, including any material employee benefit plans within the meaning of Section 3(3) of ERISA and any material severance or change in control agreement (collectively, the "AIMCO Benefit Plans"). Since December 31, 1996, there have been no new plans adopted nor changes, additions or modification to any existing AIMCO Benefit Plans that could reasonably be expected to materially increase the cost of such AIMCO Benefit Plan.

                  (b) CONTRIBUTIONS. All material contributions and other material payments required to be made by AIMCO or any of the AIMCO Subsidiaries to any AIMCO Benefit Plan (or to any Person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligations has been reflected in the AIMCO Financial Statements to the extent required by GAAP.

                  (c) QUALIFICATION; COMPLIANCE. Except where the failure to so comply with each of the following representations would not individually or in the aggregate be expected to result in an AIMCO Material Adverse Effect: (i) each of the AIMCO Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of AIMCO, no circumstances exist that are reasonably expected by AIMCO to result in the revocation of any such determination; (ii) AIMCO is in compliance with, and each of the AIMCO Benefit Plans is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code; (iii) each AIMCO Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; and (iv) no "prohibited transactions" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory or administrative exemption is not available with respect to any AIMCO Benefit Plan, and which could give rise to liability on the part of AIMCO, any AIMCO Benefit Plan, or any fiduciary, party in interest or disqualified Person.

                  (d) LIABILITIES. With respect to the AIMCO Benefit Plans and except for liabilities that individually or in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect, no event has occurred, and, to the knowledge of AIMCO, there does not now exist any condition or set of circumstances that could reasonably be expected to subject AIMCO or any of the AIMCO Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including any liability to any such plan or the PBGC), excluding liabilities for benefit claims and funding obligations payable in the ordinary course.

                  (e) WELFARE PLANS. None of the AIMCO Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provide for any material benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

                  (f) PAYMENTS RESULTING FROM THE MERGER. The consummation or announcement of any of the Transactions will not (either alone or upon the occurrence of any additional or further acts or events relating solely to the Transactions, including the termination of employment of any officers, directors, employees or agents of AIMCO or any of the AIMCO Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from AIMCO or any of the AIMCO Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any AIMCO Benefit Plan becoming accelerated, vested or payable.

         Section 5.11      ENVIRONMENTAL PROTECTION.

                  (a) Except as set forth in Section 5.11 of the AIMCO Disclosure Letter, to the knowledge of AIMCO:

                           (i) COMPLIANCE. AIMCO and each of the AIMCO
Subsidiaries is in compliance with all applicable Environmental Laws except, in either case, in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect and neither AIMCO nor any of the AIMCO Subsidiaries has received any written communication from any Governmental Authority that alleges that AIMCO or any of the AIMCO Subsidiaries is not in compliance with applicable Environmental Laws, except, in either case, in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect. Compliance with all applicable Environmental Laws will not require AIMCO or any AIMCO Subsidiary to incur costs that would be reasonably likely to result in an AIMCO Material Adverse Effect.

                           (ii) ENVIRONMENTAL PERMITS. AIMCO and each of
the AIMCO Subsidiaries have obtained or have applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and AIMCO and the AIMCO Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for Environmental Permits which in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect.

                           (iii) ENVIRONMENTAL CLAIMS. There is no
Environmental Claim pending (A) against AIMCO or any of the AIMCO Subsidiaries, (B) against any Person whose liability for any Environmental Claim AIMCO or any of the AIMCO Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which AIMCO or any of the AIMCO Subsidiaries owns, leases or manages, in whole or in part, except, in each case, for Environmental Claims which in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect.

                           (iv) ENVIRONMENTAL RELEASES. There has been no
Environmental Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against AIMCO or any of the AIMCO Subsidiaries or against any Person whose liability for any Environmental Claim AIMCO or any of the AIMCO Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Environmental Releases which in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect.

                           (v) PREDECESSORS. There is no pending or
threatened Environmental Claim with respect to any predecessor of AIMCO or any of the AIMCO Subsidiaries which would have a AIMCO Material Adverse Effect, or any Environmental Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, except for Environmental Claims which in the aggregate would not reasonably be expected to result in an AIMCO Material Adverse Effect.

         Section 5.12 HUD. Other than as set forth on Section 5.12 of the AIMCO Disclosure Letter and except where the failure to obtain, or the presence of which, would not reasonably be expected to result in an AIMCO Material Adverse Effect, each of AIMCO and the AIMCO Subsidiaries as of the date hereof: (a) has all necessary consents and approvals of HUD to act as a general partner of and/or management agent for, as the case may be, each partnership which is an owner of a HUD-insured or HUD-assisted property for which AIMCO or any AIMCO Subsidiary acts as a general partner and/or management agent; (b) with respect to each HUD-insured or HUD-assisted property for which AIMCO or any AIMCO Subsidiary acts as a general partner and/or management agent, has not received any current physical inspection reviews with a REAC score of less than 60 for which an MIO plan is satisfactory to HUD has not been developed (or disclosing any exigent health and safety matters which have not been resolved), or any management agent's performance reviews that are graded as less than "Satisfactory" or, as to state housing agencies, any physical inspection or management agent reviews with an equivalent or otherwise substandard rating; (c) has no "flags" or limited denials of participation, suspensions or debarments currently in effect under the HUD 2530 Previous Participation Clearance Procedures or any other applicable HUD regulations; (d) has not been notified by HUD of any matters currently pending before the HUD Departmental Enforcement Center; (e) has not received any notice from HUD with respect to any audited financial statement for any year prior to 2000 that remains unresolved to HUD's satisfaction; and (f) has filed all annual audited financial statements in the timeframe required by HUD for the calendar year 2000.

         Section 5.13 ABSENCE OF INDUCEMENT. In entering into the Transaction Documents to which it is a party, AIMCO has not been induced by, or relied upon, any representations, warranties or statements by Casden not set forth or referred to in the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby, whether or not such representations, warranties or statements have actually been made and AIMCO acknowledges that, in entering into the Transaction Documents to which it is a party, Casden has been induced by and relied upon the representations and warranties of AIMCO herein set forth, the information set forth in the AIMCO Financial Statements and AIMCO SEC Reports and the representations and warranties of the parties to the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby. AIMCO has made its own investigation of Casden prior to the execution of this Agreement and has not been induced by or relied upon any representations, warranties or statements as to the advisability of entering into this Agreement other than as described above in the first sentence of this Section 5.13.

         Section 5.14 NO AIMCO MATERIAL MISSTATEMENTS. To AIMCO's knowledge, no representation or warranty of AIMCO contained in the Transaction Documents contains or will contain any untrue statement of material fact or omit to state any material fact necessary, in light of the circumstances and taking into account the express limitations set forth in each such representation and warranty, in order to make the representations and warranties made by AIMCO herein or therein not misleading.

         Section 5.15 MARYLAND TAKEOVER LAWS. Section 3-602 of the MGCL does not apply to AIMCO in connection with the transactions contemplated by this Agreement or the Transactions.

                                 ARTICLE VI

                   CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1 COVENANTS OF CASDEN. Casden agrees, as to Casden and as to each of the Casden Subsidiaries, that after the date hereof and prior to the Effective Time or earlier termination of this Agreement pursuant to Section 9.1, (i) except as expressly contemplated in this Agreement or the Related Transaction Documents, (ii) except as AIMCO may otherwise agree in writing (which decision shall be made as soon as reasonably practicable), (iii) except with respect to the Commercial Properties, the Commercial Debt, the Commercial Sale, CommercialCo and Development LLC and (iv) except where a Casden Subsidiary (A) is a general partner of, or (B) controls a general partner or member of a Casden Subsidiary which is a partnership or a limited liability company and such Casden Subsidiary or general partner or member is acting in a manner required by its fiduciary duty as a general partner or member under applicable law:

                  (a) ORDINARY COURSE OF BUSINESS. Except with respect to the transfer of assets or securities constituting (i) the Commercial Properties or (ii) the Development LLC Assets or pursuant to the Ross Store Sale, the Asset Purchase, the Spin-Off or the Transaction Documents, Casden shall, and shall cause the Casden Subsidiaries to, (A) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations, (B) duly and timely file all reports, Tax Returns and other documents required to be filed with federal, state, local and other authorities, (C) subject to prudent management of work force needs and ongoing programs currently in force, use commercially reasonable efforts to keep available the services of the Affected Employees (as defined in Section 7.11(a)), and (D) take no action which would reasonably be expected to jeopardize the goodwill or relationships with customers, suppliers or others having business dealings with them except actions taken in connection with Casden's or any Casden Subsidiary's good faith disputes in the exercise of Casden's business judgment, relating to less than $100,000 in the aggregate; provided, however, nothing in this Section 6.1(a) shall prohibit Casden or any of the Casden Subsidiaries from transferring operations to Casden, any of its wholly-owned Subsidiaries, or Casden OP or from engaging in real estate development activities. Notwithstanding the foregoing, Casden shall not, nor shall Casden permit any Casden Subsidiary to, enter into a new line of business, defined as business activities that are substantially different from those currently conducted by Casden or any Casden Subsidiary or that are not reasonably related to the business of owning, operating and managing multi-family residential apartment complexes or communities or other residential real estate properties.

                  (b) DISTRIBUTIONS. Except (i) to the extent permitted by Section 2.2(c) or Section 7.10 , (ii) the Casden Reverse Stock Split, (iii) the CPLB Reverse Stock Split, (iv) the redemption of the Casden Junior Preferred Stock in connection with the Merger, (v) in connection with scheduled dividends (including scheduled dividends in arrears) paid in cash or paid-in-kind with respect to the Casden Class A Preferred Stock and the Casden Common Stock, (vi) the distribution of the proceeds from the Commercial Sale or interests in CommercialCo, the Ross Store Sale or the Asset Purchase, or (vii) as otherwise set forth in
Section 6.1(b) of the Casden Disclosure Letter, Casden shall not, nor shall Casden permit any Casden Subsidiary to, split, combine or reclassify any of their shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, their shares, or redeem, repurchase or otherwise acquire any shares, nor shall Casden declare or pay any distributions, nor permit any Casden Subsidiary to declare or pay any distributions in respect of any of their shares or partnership units or other equity interests other than, in the case of Casden or Casden OP, regular quarterly dividends or distributions not to exceed $0.27 per share or $0.27 per partnership unit, as the case may be.

                  (c) ISSUANCE OF SECURITIES. Casden shall not, and shall not permit any Casden Subsidiary to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) issuances of shares upon exercise or conversion of outstanding stock options, warrants or convertible securities described in Section 4.2 hereof
(ii) issuances of partnership units of the NAPICO Entities to the limited partners of such NAPICO Entities in accordance with the ordinary course of business consistent with past practice and (iii) distributions of limited liability interests in connection with the Spin-Off. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

                  (d) CHARTER DOCUMENTS. Casden shall not, and shall not permit any of the Casden Subsidiaries to, amend or propose to amend its charter, bylaws or similar organizational or governing documents, other than amendments (i) to Casden's bylaws to opt out of Maryland's Control Share Act, (ii) to the Casden Charter required by Section 7.34 or (iii) to Sections 8.5(c) and 12.1(b)(iii) of the limited partnership agreement of Casden OP to shorten the notice requirement in Section 8.5(c) and to eliminate the legal opinion delivery requirement in Section 12.1(b)(iii), in each case, in connection with the Transactions.

                  (e) ACQUISITIONS. Casden shall not, nor shall Casden permit any of the Casden Subsidiaries (other than NAPICO and the NAPICO Entities) to, (i) acquire, or publicly propose to acquire, or agree to acquire an equity interest in or the assets of, any business or any corporation, partnership, association or other business organization or division thereof (whether by merger or consolidation with, or by purchase or otherwise) (ii) acquire or agree to acquire any operating multifamily apartment complexes or communities or (iii) acquire or agree to acquire any assets, if such acquisition would adversely affect the tax-free treatment of the Merger under Section 368(a) of the Code or the treatment of AIMCO as a REIT following the Merger or Casden as a REIT prior to the Merger.

                  (f) NO DISPOSITIONS. Casden shall not, nor shall Casden permit any of the Casden Subsidiaries (other than NAPICO and the NAPICO Entities) to, sell or dispose of any of their assets other than (i) dispositions of assets set forth on Section 6.1(f) of the Casden Disclosure Letter or (ii) the Commercial Sale, the Ross Store Sale or the Asset Purchase.

                  (g) INDEBTEDNESS. Casden covenants and agrees that neither it nor any of the Casden Subsidiaries (other than NAPICO and the NAPICO Entities) shall incur any indebtedness other than under lines of credit existing on the date hereof and such indebtedness shall not exceed $9,000,000.

                  (h) COMPENSATION; BENEFITS. Except as may be required by applicable law or applicable collective bargaining agreements or as contemplated by or permitted in this Agreement or as disclosed in
Section 6.1(h) of the Casden Disclosure Letter, or as requested by AIMCO, Casden shall not, nor shall Casden permit any of the Casden Subsidiaries to, with respect to Affected Employees:

                           (i) enter into, adopt or amend or increase the
amount or accelerate the payment or vesting of any benefit or amount payable under, any Casden Benefit Plan or increase, or enter into any Contract to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, other than increases in connection with periodic reviews on an employee-by-employee basis in the ordinary course of business consistent with past practice; provided, however, that Casden shall be permitted to amend the terms of any stock option to allow for the net exercise of such option;

                           (ii) enter into or amend (A) any employment,
severance or special pay arrangement with respect to the termination of employment or other similar Contract, other than with respect to employees whose aggregate compensation is equal to or less than $75,000 per year, or
(B) any change in control agreement or arrangement (in each case other than any severance or stay bonus arrangement referred to in Section 2(g) of the Master Indemnification Agreement); or

                           (iii) deposit into any trust (including any
"rabbi trust") amounts in respect of any obligations to Affected Employees; provided, however, that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in the ordinary course of business consistent with past practice.

                  (i) ACCOUNTING. Casden shall not, nor shall Casden permit any of the Casden Subsidiaries to, make any changes in their accounting methods, except as expressly required by law, rule, regulation or GAAP.

                  (j) AFFILIATE TRANSACTIONS. Except (i) as contemplated under the Related Transaction Documents or in connection with the Spin-Off or (ii) as set forth on Section 6.1(j) of the Casden Disclosure Letter, neither Casden (nor any of the Casden Subsidiaries) shall become a party to any Contract (other than partnership agreements which are set forth in Section 4.17 of the Casden Disclosure Letter) or engage in any transaction with any Affiliate of Casden or any Casden Subsidiary or any Person that beneficially owns 10% or more of any class of equity securities of Casden, or any Casden Subsidiary.

                  (k) COOPERATION, NOTIFICATION. Casden shall (i) confer on a regular basis with one or more representatives of AIMCO to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify AIMCO of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, and (iii) promptly provide AIMCO with copies of all filings made by Casden or any Casden Subsidiary with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the Transactions.

                  (l) NO BREACH, ETC. Casden shall not, nor shall
Casden permit any of the Casden Subsidiaries to, willfully take any action that would result in (i) a breach of any provision of this Agreement or
(ii) any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                  (m) CONTRACTS. Except as set forth on Section 6.1(m) of the Casden Disclosure Letter, or for modifications or amendments made in the ordinary course of business consistent with past practice, Casden shall not, nor shall Casden permit any Casden Subsidiary to, modify, amend, terminate, or fail to use reasonable business efforts to renew, as the case may be, any Contract material to Casden and the Casden Subsidiaries taken as a whole or waive, release or assign any material rights or claims.

                  (n) INSURANCE. Casden shall maintain insurance with financially responsible insurance companies with respect to Casden and the Casden Subsidiaries in such amounts and against such risks and losses as are customary for entities engaged in the multi-family apartment business.

                  (o) PERMITS. Casden shall, and shall cause the Casden Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of Casden and the Casden Subsidiaries taken as a whole.

                  (p) TAX MATTERS. Casden shall not, nor shall Casden permit any Casden Subsidiary to, (i) make or rescind any election relating to Taxes if such action would adversely affect the status of Casden or AIMCO as a REIT or the status of any Casden Subsidiary that is currently a partnership as a partnership for federal income tax purposes, (ii) without the written consent of AIMCO, which consent will not be unreasonably withheld, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes unless such settlement or compromise results in a change in taxable income or Tax liability that will reverse in future periods and is therefore, by its nature, a timing difference or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income. Notwithstanding any other provision of this Agreement, in the event that, after the date hereof, Casden or any Casden Subsidiary seeks a "Closing Agreement" from the IRS or a definitive settlement agreement from the IRS or any state, local or foreign taxing authority on a matter that is subject to a representation, warranty or covenant set forth in this Agreement or any of the Related Transaction Documents, then: (A) Casden shall, or shall cause such Casden Subsidiary to, keep AIMCO informed as to the status of such agreement and any discussions, negotiations or arrangements related thereto, and (B) Casden shall not, and shall cause any such Casden Subsidiary not to, file or submit any document to any taxing authority in connection with any such agreement without first providing AIMCO with (1) copies of any such document and (2) an opportunity to review and comment on any such document prior to such filing or submission.

                  (q) PARACHUTE PAYMENTS. Prior to the Effective Time, any agreements or arrangements that provide for benefits or payments that could constitute "parachute payments" within the meaning of Code Section 280G to "disqualified individuals" of Casden or any Casden Subsidiary shall have been approved by such number of shareholders of Casden as is required by the terms of Code Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280(G)(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

                  (r) RESIGNATIONS. Casden shall obtain the resignations of all of the individuals listed in Section 4.24 of the Casden Disclosure Letter.

                  (s) INVESTMENT REPRESENTATION LETTERS. Casden shall use its best efforts to obtain prior to the Closing Date investment representation letters, in substantially the form attached hereto as Exhibit T, from each holder receiving AIMCO Common Stock pursuant to
Section 2.2 hereof (other than such Persons who are party to the Voting Agreement).

         Section 6.2 COVENANTS OF AIMCO. AIMCO agrees, as to itself and to each of its Subsidiaries, that after the date hereof and prior to the Effective Time or earlier termination of this Agreement:

                  (a) COOPERATION, NOTIFICATION. AIMCO shall (i) confer on a regular basis with one or more representatives of Casden to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify Casden of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, or of any complaints, investigations or hearings (or communications indicating the same may be contemplated) of or by any Governmental Authority and (iii) promptly provide Casden with copies of all filings made by AIMCO or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the Transactions.

                  (b) ORDINARY COURSE, NO BREACH, ETC. AIMCO shall, and shall cause the AIMCO Subsidiaries to, (i) use their reasonable efforts to preserve intact their respective business organizations and goodwill and keep available the services of their respective officers and employees and
(ii) not willfully take any action that would result in (A) a material breach of any provision of this Agreement or (B) any of AIMCO's material representations and warranties set forth in this Agreement being untrue on and as of the Closing Date; provided, however, that AIMCO and the AIMCO Subsidiaries may issue securities, acquire securities or assets and otherwise act in the ordinary course of their respective businesses.

                  (c) ACCOUNTING. AIMCO shall not, nor shall AIMCO permit any AIMCO Subsidiary to, make any changes in their accounting methods, except as required by law, rule, regulation, the SEC or GAAP, and shall maintain its status as a REIT under the Code.

                  (d) STATE SECURITIES LAWS. AIMCO shall use commercially reasonable efforts to obtain all necessary consents or approvals required pursuant to applicable state securities laws.

                                ARTICLE VII

                           ADDITIONAL AGREEMENTS

         Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other party (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to and following the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other party and its Representatives (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC or any other federal or state regulatory agency or commission in connection with the Transactions and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or the Related Transaction Documents or for any other reason related to the Transactions. Without limiting the foregoing, Casden shall deliver to AIMCO, as soon as available but in any event within 90 days after the end of each fiscal quarter, a consolidated balance sheet as of the end of such quarter and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal quarter then ended and the period from the end of the latest fiscal year end through the end of such fiscal quarter, including, in each case, the notes thereto and, if available, any report thereon by Casden's independent accountants, in each case, prepared in accordance with GAAP, applied on a consistent basis (except as may be indicated therein or in the notes thereto) and which fairly present in all material respects the financial position of Casden and its subsidiaries, on a consolidated basis, as of the dates thereof, and the results of their operations and cash flows for the periods then ended, subject to normal recurring audit and year-end adjustments, in the case of any unaudited interim financial statements. Nothing in this Section 7.1 shall require Casden or AIMCO to take any action or furnish any access or information which would cause or would reasonably be expected to cause the waiver of any applicable attorney client privilege or the violation of any applicable law. In addition, nothing herein shall require Casden or AIMCO to provide information other than with respect to itself and its Subsidiaries, or the conduct of their businesses. Each party and its Representatives shall hold all information obtained by it pursuant to this Agreement or the Related Transaction Documents in accordance with the terms and provisions of the confidentiality agreement dated December 19, 2000 (the "Confidentiality Agreement"), which shall continue in full force and effect following execution of this Agreement.

         Section 7.2 REGISTRATION RIGHTS AGREEMENT. Prior to the Effective Time, AIMCO shall execute and deliver to Casden the Registration Rights Agreement (Stock) in the form attached hereto providing for, among other things, AIMCO's registration of the AIMCO Common Stock issued in the Merger.

         Section 7.3  LETTERS OF ACCOUNTANTS.

                  (a) CASDEN. Casden shall use its reasonable best efforts to cause to be delivered to AIMCO (i) a report of Deloitte & Touche LLP relating to its review, in accordance with standards promulgated by the American Institute of Certified Public Accountants, of the Latest Casden Financial Statements, and (ii) a letter (or letters) of Deloitte & Touche LLP, substantially in the form attached hereto as Exhibit R, in form and substance reasonably satisfactory to AIMCO with respect to the Latest Casden Financial Statements and the Latest Casden Pro Forma Financial Information, and customary in scope and substance for letters delivered by independent public accountants in connection with acquisition transactions in which there is an exchange of stock.

                  (b) AIMCO. AIMCO shall use its reasonable best efforts to cause to be delivered to Casden and XYZ a letter of Ernst & Young LLP, a form of which is attached hereto as Exhibit S, dated a date within two business days before the Closing Date, in form and substance reasonably satisfactory to Casden and customary in scope and substance for letters delivered by independent public accountants in connection with acquisition transactions in which there is an exchange of stock.

                  (c) COSTS. Each party shall bear its own costs for the letters described in this Section 7.3.

         Section 7.4       REGULATORY MATTERS.

                  (a) HUD APPROVAL. AIMCO shall, after consultation with Casden, file or cause to be filed with HUD any documents required to be filed under any applicable law or the rules and regulations of HUD, with respect to HUD approval of the Merger and the Related Transactions ("HUD Approval"). AIMCO will use all commercially reasonable efforts to make such filings in a timely manner and Casden shall make reasonable efforts to assist AIMCO, upon request, in obtaining HUD Approval. AIMCO and Casden will respond on a timely basis to any requests for additional information made by HUD.

                  (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Casden Required Statutory Approvals and the AIMCO Required Statutory Approvals.

         Section 7.5       APPROVAL OF CASDEN STOCKHOLDERS.

                  (a) CASDEN MEETING. As soon as reasonably practical, Casden shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of securing the vote of such stockholders as is required to obtain the Casden Stockholders' Approval (together with any adjournments thereof, the "Casden Meeting"), (ii) distribute a notice of the Casden Meeting in accordance with applicable federal and state law and with the Casden Charter and Casden bylaws to the stockholders entitled to notice of and to vote at the Casden Meeting, (iii) recommend the approval of the Merger, the charter amendment effecting the Casden Reverse Stock Split and the amendment to the Casden Charter contemplated by Section 7.34 to its stockholders, and (iv) cooperate and consult with AIMCO with respect to each of the foregoing matters.

                  (b) MEETING DATE. Casden agrees to use commercially reasonable efforts to hold the Casden Meeting not later than such date as Casden and AIMCO shall mutually determine.

         Section 7.6 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and the rules of the NYSE, Casden and AIMCO will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the Transactions and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably delayed or withheld). The initial press releases with respect to the announcement of this Agreement and the Related Transaction Documents shall be in a form mutually agreed upon by the parties hereto and shall be issued on the date hereof. All press releases issued following the initial press releases will characterize the transaction in a manner consistent with the initial press releases.

         Section 7.7 NO SOLICITATION. From and after the date hereof, Casden will not, and will not authorize or permit any of its Affiliates or Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Casden shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Casden, its Affiliates or its Representatives with respect to the foregoing.

         Section 7.8 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the other Transaction Documents and the Transactions shall be paid by the party incurring such expenses, it being understood that any fees or expenses of CSFB, Monga LLC, Gibson, Dunn & Crutcher LLP, Deloitte & Touche LLP, Katten Muchin Zavis and Schulte, Roth & Zabel LLP (for services rendered to and at the request of Casden or any of the Casden Subsidiaries) related to the Transactions shall be paid by Casden and Casden shall provide AIMCO written notice, at least three business days prior to the Closing Date of the aggregate amount of such fees and expenses.

         Section 7.9 FURTHER ASSURANCES. Each party will, and will cause its Subsidiaries to, use their respective reasonable best efforts to consummate the Transactions, including executing such further documents and instruments and taking such further actions, including applying for any necessary regulatory approvals or exemptions or any third party consents. Casden shall be primarily responsible for, and AIMCO shall cooperate with Casden in obtaining, the consents set forth on Section 4.3(b) of the Casden Disclosure Letter. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Casden or the Casden Subsidiaries acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Casden and each of the Casden Subsidiaries or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement. Each party acknowledges and agrees that they will cooperate with each other and use their respective commercially reasonable best efforts in obtaining the execution of the Tri-Party Agreement by the construction lenders and/or their agent (as such terms are defined in the Tri-Party Agreement). In addition, each party acknowledges and agrees to make all amendments to the Transaction Documents as may be commercially reasonably requested by the Construction lenders (including, without limitation, separating the Tri-Party Agreement into four separate agreements to the extent required by the construction lenders named therein and/or their agent), provided that such amendments do not substantively alter the economic terms of the Tri-Party Agreement or substantially increase the parties obligations thereunder.

         Section 7.10 REIT STATUS. Notwithstanding anything to the contrary set forth in this Agreement or any Related Transaction Document, nothing in this Agreement or any such related Transaction Document shall prohibit Casden from taking, and Casden hereby agrees to take, any action at any time or from time to time that in the reasonable judgment of Casden or AIMCO is legally necessary for Casden to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time, including, without limitation, making distribution payments to Casden stockholders, which distributions shall not require the consent of AIMCO under Section 6.1(b) of this Agreement or otherwise.

         Section 7.11      EMPLOYEES; EMPLOYEE PLANS.

                  (a) AFFECTED EMPLOYEES. At least thirty (30) days prior to the Effective Time, Casden shall deliver to AIMCO a final list of the employees of Casden or any Casden Subsidiary that will be given offers of employment by either CommercialCo or the Development LLC (the "Transferred Employees") indicating the entity which will offer employment to each such employee. Casden acknowledges and agrees that immediately following the Effective Time, pursuant to the Tri-Party Agreement, Development LLC will offer, or cause CommercialCo to offer, employment to the Transferred Employees. From and after the Effective Time, AIMCO shall, or shall cause the Surviving Corporation to, assume and honor the obligations of Casden and the Casden Subsidiaries with respect to their respective employees other than the Transferred Employees (the "Affected Employees"). From and after the Effective Time, AIMCO shall be the employer of the Affected Employees and shall have all rights accruing to an employer with respect to the Affected Employees.

                  (b) VACATION AND RELATED BENEFITS. AIMCO shall, or shall cause the Surviving Corporation to, honor all unused vacation, holiday, sick and personal days accrued but unused for each Affected Employee under the policies and practices of Casden and the Casden Subsidiaries.

                  (c) SERVICE CREDIT. In the event of any change in the welfare benefits provided to an Affected Employee under any Casden Benefit Plan, AIMCO shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employee under such new or changed plan (except to the extent that such conditions, exclusions or waiting periods would apply under any Casden Benefit Plan) and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to any such change in coverage in satisfying any applicable deductible or out-of-pocket requirements under such new or changed plan to the extent not previously reimbursed under any Casden Benefit Plan. AIMCO shall, or shall cause the Surviving Corporation to, provide each Affected Employee with credit for all service with Casden and its Affiliates under each employee benefit plan, policy, program or arrangement in which such Affected Employee is eligible to participate, except to the extent the relevant benefits are provided under any similar Casden Benefit Plan in which such Affected Employee is entitled to participate, and except where such credit would result in a duplication of benefits with respect to the same period of service.

                  (d) WAIVER OF CONDITIONS. On and after the Closing Date, AIMCO shall cause each AIMCO welfare plan to waive any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or such waiting periods were not satisfied under the Casden welfare plans) with respect to the Affected Employees (and their beneficiaries).

                  (e) ASSUMPTION OF COLLECTIVE BARGAINING AGREEMENTS.
On the Closing Date, AIMCO agrees to assume and adopt the collective bargaining agreements of Casden and the Casden Subsidiaries identified in
Section 4.17(b) of the Casden Disclosure Letter and to offer employment to all employees of Casden and the Casden Subsidiaries covered by those collective bargaining agreements.

         Section 7.12 RECORD DATES AND DIVIDEND PAYMENT DATES. AIMCO covenants and agrees that from the date hereof until the Effective Time, AIMCO shall (i) set record dates for the declaration of dividends on all its classes of equity securities and (ii) set payment dates for the payment of dividends on all its classes of equity securities, each consistent with past practice.

         Section 7.13 INSURANCE. AIMCO agrees to maintain in full force and effect directors' and officers' insurance and general partner liability insurance for a period of not less than six years following the Closing Date for each person covered by such insurance by Casden immediately prior to the Effective Time, each of whom is listed on Section
7.13 of the Casden Disclosure Letter; provided, however, that AIMCO shall be entitled to substitute existing policies with equivalent policies from reputable and financially sound insurers with the same or better coverage and amounts and containing terms and conditions no less favorable to such directors, officers and general partners, provided that no gap in coverage results from any such change or substitution.

         Section 7.14 BREACHES. Each party hereto agrees it shall promptly notify the other parties hereto in writing prior to the Closing if such party is aware of or has knowledge of another party's breach of any representation, warranty or covenant hereunder. Each such notice shall specify in reasonable detail the nature and grounds for the alleged breach, the representation, warranty or covenant to which such alleged breach relates and a good faith estimate of the estimates, damages or losses which are reasonably likely to result from such alleged breach if no curative measures are taken.

         Section 7.15 TRANSFER TAXES. The parties will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding the real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, and any transfer, recording, registration and other fees or similar Taxes ("Transfer Taxes") which become payable in connection with the Transactions that are required to be filed on or before the Closing Date and AIMCO shall pay 100% of Transfer Taxes which become payable in connection with the Transactions.

         Section 7.16      NAMES AND TRADEMARKS.

                  (a) AIMCO acknowledges and agrees that from and after the Effective Time Development LLC shall retain all right, title, and interest in and to, and shall be free to use, the Casden name and trademarks set forth in Section 7.16 of the Casden Disclosure Letter and any other names and trademarks to which Casden or any Casden Subsidiary has a legal right or claim (collectively, the "Trademarks") without restriction, including the ability to compete with AIMCO in any and all markets. From and after the Effective Time, AIMCO admits the validity of, and agrees not to challenge any, Trademark. AIMCO also agrees that any and all rights that may be acquired by the use of the Trademarks by AIMCO during the Transition Period (as defined in Section 7.16(c) below) shall inure to the sole benefit of Development LLC. From and after the Effective Time, AIMCO shall not use the Trademarks as part of its corporate name nor use any mark or name confusingly similar to the Trademarks.

                  (b) From and after the Effective Time, AIMCO agrees not to register in the United States of America any name or mark resembling or confusingly similar to the Trademarks. From and after the Effective Time, AIMCO further agrees not to register any domain name or trademark resembling or confusingly similar to the Trademarks with Network Systems, Inc. or any other registration agency. If any application for registration is, or has been, filed with the United States Patent and Trademark Office by AIMCO which is deemed by the United States Patent and Trademark Office to be confusingly similar, deceptive or misleading with respect to any Trademark, AIMCO shall abandon any such application or registration or, from and after the Effective Time, assign it to Development LLC. AIMCO shall reimburse Development LLC, for all the costs and expenses of any oppositions, cancellation or related legal proceedings, including attorney's fees, instigated by Development LLC, from and after the Effective Time, in connection with any such registration or application.

                  (c) AIMCO and Casden acknowledge and agree that pursuant to a separate agreement, Development LLC will agree that for a period of 90 days from the Effective Time (the "Transition Period"), Development LLC will not sue AIMCO for trademark infringement for use of the Trademarks, and further provided that the Trademarks shall only be used by AIMCO in the same manner in which they are currently used by Casden or any Casden Subsidiary. AIMCO and Casden (or Development LLC, from and after the Effective Time) may, by mutual written consent, agree to extend the Transition Period for an additional period of time. However, any use of the Trademarks beyond the Transition Period, shall constitute a material breach of this Agreement and be actionable by Development LLC.

         Section 7.17 PREPARATION OF TAX RETURNS. Tax Returns will be prepared in accordance with the Tax Indemnity Agreement.

         Section 7.18 DEPOSIT BY AIMCO. No later than the business day after the date hereof, AIMCO, Casden and Citibank, N.A. (the "Escrow Agent") shall enter into an Escrow Agreement in the form attached as Exhibit U to this Agreement (the "Escrow Agreement"), pursuant to which AIMCO shall deposit with the Escrow Agent pursuant to the terms of the Escrow Agreement the sum of $7,000,000 in immediately available funds (the "Escrow Amount"). The Escrow Amount shall be (a) delivered to Casden upon termination of this Agreement in the event of a termination of this Agreement pursuant to which Casden is entitled to Liquidated Damages or (b) delivered to AIMCO to be used as part of the REIT Merger Consideration on the Closing Date.

         Section 7.19 TAX FREE REORGANIZATION. Unless a Taxable Election is made pursuant to Section 2.2(f), each of AIMCO and Casden shall use their reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the tax opinion described in Section 8.3(d), including by executing and delivering the certificates and representation letters referred to therein. AIMCO shall not take any action after the Effective Time that, in the opinion of counsel to AIMCO, would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         Section 7.20 MEZZANINE LOAN. At or after Closing, AIMCO will cause one or more mezzanine loans to be made to XYZ (the "Mezzanine Loan") on the terms and subject to the conditions set forth in the documents included in Exhibit V attached hereto (collectively, the "Mezzanine Loan Documents").

         Section 7.21      PLEDGE AND GUARANTY AGREEMENTS. At or after
Closing: (a) all of the members of XYZ that are affiliates of Casden or Cerberus Partners shall execute and deliver a pledge agreement substantially in the form attached hereto as Exhibit W-1 and (b)
Development LLC shall execute and deliver a guaranty agreement substantially in the form attached hereto as Exhibit W-2.

         Section 7.22 RELEASE. Casden and each of the Casden Subsidiaries shall obtain a release (the "Release") in favor of the Surviving Corporation and its Subsidiaries substantially in the form attached as (a) Exhibit X-1 hereto from each of its directors (other than its independent directors but including any director of Casden who is affiliated with BA Casden Investors, LLC) and executive officers listed in
Section 4.24 of the Casden Disclosure Letter and (b) Exhibit X-2 hereto from each of BA Casden Investors, LLC, Blackacre Park La Brea LLC, Blackacre Casden Investment, LLC, Blackacre Investment Warrant, LLC, BA Warrant Investors, LLC and each other Person who owns or has ever owned Casden Class A Preferred Stock, Casden I Warrants or Casden II Warrants.

         Section 7.23 QUESTIONNAIRES. Within 10 days of the date hereof, Casden shall submit the General Questionnaire to each manager and assistant manager of the Owned Properties and the Leased Properties and each regional supervisor employed by Casden, the Casden Subsidiaries (other than NAPICO and the NAPICO Entities). Casden shall submit the General Questionnaire to the asset manager or property manager of each NAPICO Property. Casden shall request that each of the persons receiving a Questionnaire, complete such General Questionnaire as accurately and completely as possible and use its best efforts to obtain the completed General Questionnaire as soon as possible, and shall provide complete and correct copies of the responses to the General Questionnaire promptly upon the receipt of each such response but in no event later than 20 days prior to the Effective Time.

         Section 7.24 CPLB DISTRIBUTION. On or prior to the date of the OP Contribution, Casden shall cause Casden OP to distribute to Casden 100% of Casden OP's interest in CPLB, pursuant to the form of such instrument of assignment attached hereto as Exhibit Y.

         Section 7.25 COMMERCIAL PROPERTIES. On or prior to the date of the OP Contribution, Casden shall cause either the Spin-Off to occur or the Commercial Properties to be sold to and the Commercial Debt to be assumed by CommercialCo.

         Section 7.26 LEGAL MATTERS. Within ten business days prior to the Closing Date, Casden shall provide, or shall cause to be provided, to
AIMCO: (i) the name, telephone number and address of the person or persons who shall be responsible following the Effective Time for supervising, controlling and making ultimate decisions with respect to the actions set forth in Section 4.6(ii); (ii) the names, addresses, and telephone numbers of all counsel of record in each of those lawsuits, identifying each counsel's respective client(s); (iii) the most recent offers/demands in those lawsuits, including both monetary and nonmonetary aspects of such demands and offers; and (iv) the procedural status of each of those lawsuits.

         Section 7.27 RESERVATION OF AIMCO STOCK. AIMCO covenants and agrees that prior to the Effective Time it will take all necessary actions to reserve for issuance a sufficient amount of shares of AIMCO Common Stock to be issued in the Merger.

         Section 7.28 CASDEN WARRANTS. Casden covenants and agrees that prior to the Closing Date, Casden will amend each Casden I Warrant and each Casden II Warrant such that at the Effective Time, (i) each then outstanding unexercised Casden I Warrant shall terminate and (ii) each then outstanding unexercised Casden II Warrant shall terminate.

         Section 7.29      MATERIAL ADVERSE EFFECTS; KNOWLEDGE OF BREACHES.

                  (a) Casden shall promptly notify AIMCO of any event or condition (i) of which Casden obtains knowledge which individually or in the aggregate would reasonably be expected to constitute a Casden Material Adverse Effect, (ii) which, if known as of the date hereof, would have been required to be disclosed to AIMCO or (iii) of which Casden obtains knowledge which individually or in the aggregate would reasonably be expected to give rise to Casden's right to terminate this Agreement pursuant to Article 9 hereof.

                  (b) AIMCO shall promptly notify Casden of any event or condition (i) of which AIMCO obtains knowledge which individually or in the aggregate would reasonably be expected to constitute an AIMCO Material Adverse Effect, (ii) which, if known as of the date hereof, would have been required to be disclosed to Casden or (iii) of which AIMCO obtains knowledge which individually or in the aggregate would reasonably be expected to give rise to AIMCO's right to terminate this Agreement pursuant to Article 9 hereof.

         Section 7.30 LITIGATION. AIMCO shall have monitoring rights on any action set forth on Section 4.6(ii) of the Casden Disclosure Letter and any Proceeding assumed by the Casden Indemnitors (as defined in the Master Indemnification Agreement) pursuant to the Master Indemnification Agreement. After the Closing Date, as often as AIMCO may reasonably request, but in no event more often than every six months, XYZ shall provide an amended Section 4.6(ii) of the Casden Disclosure Letter, updating the information previously provided. AIMCO shall have the right to reasonably request further information or any documents with respect to any or all litigation on Section 4.6(ii) of the Casden Disclosure Letter, which XYZ shall provide within twenty (20) days of receipt of AIMCO's request.

         Section 7.31 LISTING OF SHARES. AIMCO shall cause the shares of AIMCO Common Stock issuable in connection with the Merger to be approved for listing on the NYSE upon official notice of issuance prior to the Effective Time.

         Section 7.32 NAPICO SYNDICATED PROPERTIES. Within ten business days prior to the Closing Date, Casden shall provide, or cause to be provided, to AIMCO, the name and state of organization, of and ownership interest in, each Person in which the NAPICO Entities holds an ownership interest and each real property (except for the NAPICO Properties) in which any fund sponsored by NAPICO has a limited partnership ownership interest (the "NAPICO Syndicated Properties").

         Section 7.33 COMPLIANCE WITH THE MGCL. Each of the parties agrees to use their respective best efforts and take all reasonable steps to ensure that the Transactions contemplated by this Agreement and the Alternative Merger (as defined in the OP Unit Contribution Agreement), if consummated, complies with all applicable provisions of the MGCL.

         Section 7.34 CASDEN CHARTER. Prior to the Effective Time, Casden shall amend the Casden Charter to (i) effect the Casden Reverse Stock Split, (ii) provide that the consideration to be received by the holders of Casden Common Stock in the Merger may vary among the holders of Casden Common Stock and (iii) provide that, upon effectiveness the Merger, AIMCO may deliver to any holder of Casden Common Stock that AIMCO reasonably believes may not be an accredited investor (as defined in Rule 501(a) of the Securities Act), in lieu of any shares of AIMCO Common Stock otherwise deliverable to such holder upon the effectiveness of the Merger, cash in amount equal to the number of shares of Casden Common Stock held by such holder, multiplied by the Per Share Common Consideration.

         Section 7.35 NAPICO PROPERTY CONSENTS. Within 20 days after the date hereof, Casden shall deliver to AIMCO a schedule setting forth (x) each construction lender under any construction loan encumbering any of the NAPICO Properties and (y) each lender or housing agency in connection with any tax exempt bond financing affecting any of the NAPICO Properties, in either case, the consent or approval of which is necessary to prevent or avoid a Violation by Casden or any of the Casden Subsidiaries as a result of the execution and delivery of this Agreement or any of the Related Transaction Documents or the consummation or performance of any of the Transactions (any and all such consents and approvals, the "NAPICO Property Consents" and, together with the Casden Property Consents, the "Casden Required Consents").

         Section 7.36 CLOSING PAYOFF AMOUNTS. At the Effective Time, AIMCO shall pay, or cause to be paid, the amounts set forth in Schedule 2.1(a).

                                ARTICLE VIII

                                 CONDITIONS

         Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

                  (a) CASDEN STOCKHOLDERS' APPROVAL. The Casden Stockholders' Approval shall have been obtained.

                  (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger or the Related Transactions shall have been issued and be continuing in effect.

                  (c) NO CHANGE IN LAW. The Transactions shall not have been prohibited under any applicable federal or state law or regulation adopted or amended after the date hereof.

                  (d) STATE SECURITIES LAWS. All necessary consents or approvals required pursuant to applicable state securities laws shall have been obtained.

                  (e) RELATED TRANSACTIONS. Except as expressly set forth in the Related Transaction Documents, each of the Related Transactions shall be completed prior to or concurrently with the Contribution Effective Date or the Effective Time, as applicable.

                  (f) HUD. Approval of the Transactions by HUD shall have been obtained.

         Section 8.2 CONDITIONS TO OBLIGATION OF AIMCO TO EFFECT THE MERGER. The obligation of AIMCO to effect the Merger shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by AIMCO in writing pursuant to Section 9.5:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Casden set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) and Casden and each Casden Subsidiary shall have performed in all material respects each of their respective obligations required to be performed prior to the Effective Time pursuant to this Agreement; provided, however, that this condition to the obligation of AIMCO to consummate the Merger shall be deemed satisfied if the aggregate loss, cost, damage or expense to AIMCO, if the Transactions were consummated, as a result of breaches of such representations and warranties (without giving effect to any materiality qualification or standard contained in any such representations and warranties) when aggregated with failures to comply with covenants by Casden would not reasonably be expected to exceed $100 million.

                  (b) CLOSING CERTIFICATE. AIMCO shall have received a certificate, signed by the chief executive officer of Casden, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the condition set forth in Section 8.2(a) with respect to Casden has been satisfied.

                  (c) OPINION OF CASDEN'S MARYLAND COUNSEL. Casden shall have caused to be delivered to AIMCO the opinion of Ballard Spahr Andrews & Ingersoll, LLP (or another nationally recognized law firm acceptable to AIMCO) to the effect that this Agreement and the Articles of Merger are enforceable under Maryland law, that all requisite approvals have been obtained, at the Effective Time all shares of Casden Capital Stock exchanged in connection with the Merger are validly issued, fully paid and non-assessable and not subject to preemptive rights, and as to such other matters as are customary in a transaction such as the Merger. AIMCO agrees that the forms of opinion attached hereto as Exhibit 8.2(c)-1 and Exhibit 8.2(c)-2 shall be acceptable to AIMCO and that the failure of Casden to deliver either such opinion shall constitute a breach of Section
7.9 by Casden unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                  (d) OPINION OF CASDEN'S SPECIAL COUNSEL. Casden shall have caused to be delivered to AIMCO (i) the opinion of Gibson, Dunn & Crutcher LLP or such other counsel reasonably acceptable to AIMCO to the effect that each of the Transaction Documents constitutes the valid and binding obligation of Casden, XYZ and/or the other parties thereto (other than AIMCO), as applicable, and that such agreements are enforceable against Casden, XYZ and/or the other parties thereto (other than AIMCO), as applicable, in accordance with their terms (with customary exceptions, assumptions and qualifications and based on customary representations);
(ii) the opinion of Delaware counsel reasonably acceptable to AIMCO to the effect that, with respect to matters of Delaware law, each of the Related Transaction Documents are enforceable against Casden, XYZ and/or the parties thereto (other than AIMCO), as applicable, in accordance with their terms (with customary exceptions, assumptions and qualifications and based on customary representations); and (iii) the opinion of counsel reasonably acceptable to AIMCO to the effect that (A) each of Cerberus Partners, LP, BA Casden Investors LLC, Blackacre Park La Brea LLC, Blackacre Capital Management LLC ("Blackacre") and the Blackacre entity which will be a signatory to the Development LLC Agreement (collectively, the "Blackacre Parties") is duly organized, validly existing and in good standing in the jurisdiction of its formation, and (B) each of the Related Transaction Documents is duly authorized by, and constitutes the valid and binding obligation of, the Blackacre Parties which are parties thereto, as applicable, and that such agreements are enforceable against the Blackacre Parties which are parties thereto, as applicable, in accordance with their terms (with customary exceptions, assumptions and qualifications and based on customary representations). AIMCO agrees that the form of opinion attached hereto as Exhibit 8.2(d) shall be acceptable to AIMCO with respect to Casden's obligation pursuant to clause (i) hereof and that the failure of Casden to deliver any opinion required by this Section 8.2(d) shall constitute a breach of Section 7.9 by Casden unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                  (e) CASDEN REQUIRED STATUTORY APPROVALS. Casden shall have obtained each of the Casden Required Statutory Approvals and delivered copies thereof to AIMCO.

                  (f) CASDEN REIT OPINION. Casden shall have caused to be delivered to AIMCO the opinion of Gibson, Dunn & Crutcher LLP, dated as of the Effective Time, reasonably satisfactory to AIMCO that, for each taxable year since formation ending on or before the Effective Time (including the short taxable year ending immediately prior to the Effective
Time), Casden was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications), substantially in the form attached hereto as Exhibit 8.2(f). Such opinion shall also be addressed to BA Casden Investors, LLC and may rely upon an officer's certificate of Casden and an officer's certificate of BA Casden Investors, LLC. The failure of Casden to deliver such opinion to AIMCO shall constitute a breach of Section 7.9 by Casden unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                  (g) LETTER OF CASDEN'S ACCOUNTANTS. AIMCO shall have received letters from Deloitte & Touche LLP, addressed to AIMCO and dated within two business days prior to the Closing Date, in form and substance reasonably satisfactory to AIMCO with respect to the most recent Casden Financial Statements.

                  (h) RELEASES. AIMCO shall have received duly executed Releases from: (i) each director of Casden (other than the independent directors but including any director of Casden who is affiliated with BA Casden Investors, LLC) and each executive officer of Casden listed in Section 4.24 of the Casden Disclosure Letter and (ii) BA Casden Investors, LLC, a Delaware limited liability company, Blackacre Park La Brea LLC, a Delaware limited liability company, Blackacre Casden Investment, LLC, Blackacre Investment Warrant, LLC, BA Warrant Investors, LLC and each other Person who owns or has ever owned Casden Class A Preferred Stock, Casden I Warrants or Casden II Warrants.

                   (i) CONSENTS. Casden shall have obtained each of the Casden Required Consents, each of which shall be in full force and effect, and delivered copies thereof to AIMCO.

                  (j) RESIGNATIONS. Casden shall have obtained the resignations of all of the individuals listed in Section 4.24 of the Casden Disclosure Letter and delivered copies thereof to AIMCO.

                  (k) LITIGATION INFORMATION. Casden shall have provided the information specified in Section 7.26 to AIMCO.

                  (l) NAPICO DISCLOSURE. Casden shall have provided the information specified in Section 7.32 to AIMCO.

         Section 8.3 CONDITIONS TO OBLIGATION OF CASDEN TO EFFECT THE MERGER. The obligation of Casden to effect the Merger shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Casden in writing pursuant to
Section 9.5.

                  (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of AIMCO set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) and AIMCO and each AIMCO Subsidiary shall have performed in all material respects each of their respective obligations required to be performed prior to the Effective Time pursuant to this Agreement; provided, however, that this condition to the obligation of Casden to consummate the Merger shall be deemed satisfied if the aggregate loss, cost, damage or expense to Casden, if the Transactions were consummated, as a result of breaches of such representations and warranties (without giving effect to any materiality qualification or standard contained in any such representations and warranties) when aggregated with failures to comply with covenants by AIMCO would not reasonably be expected to exceed $100 million.

                  (b) CLOSING CERTIFICATE. Casden shall have received a certificate signed by an executive officer of AIMCO, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the condition set forth in Section 8.3(a) has been satisfied.

                  (c) OPINION OF AIMCO'S MARYLAND COUNSEL. AIMCO shall have caused to be delivered to Casden and XYZ the opinion of Piper Marbury Rudnick & Wolfe LLP (or another nationally recognized law firm acceptable to Casden) to the effect that this Agreement and the Articles of Merger are enforceable under Maryland law, that all requisite approvals have been obtained, and at the Effective Time upon issuance thereof in accordance with the terms of this Agreement, such shares of AIMCO Common Stock issued in connection with the Merger will be validly issued, fully paid and non-assessable and not subject to preemptive rights, and as to such other matters as are customary in a transaction such as the Merger. Casden agrees that the form of opinion attached hereto as Exhibit 8.3(c) shall be acceptable to Casden and that the failure of AIMCO to deliver such opinion shall constitute a breach of Section 7.9 by AIMCO unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                  (d) MERGER OPINION. Unless a Taxable Election is made pursuant to Section 2.2(f), Casden shall have received an opinion of Gibson, Dunn & Crutcher LLP (or another nationally recognized law firm acceptable to Casden) that, based upon certificates and letters acceptable to Gibson, Dunn & Crutcher LLP (or another nationally recognized law firm acceptable to Casden) dated as of the Closing Date, the Merger will qualify as a "reorganization" within the meaning of Section 368 of the Code (with customary exceptions, assumptions and qualifications and based on customary representations). Such opinion shall also be addressed to BA Casden Investors, LLC, AIC, TCC and CIC. Casden agrees that an opinion substantially in the form attached as Exhibit 8.3(d)(i) hereto shall be acceptable to Casden and that the failure of Casden to obtain delivery of such opinion shall constitute a breach of Section 7.9 by Casden unless such failure shall be due solely to (i) a change in the law (statutory or case law) or regulation occurring after the date hereof or (ii) the failure of AIMCO to deliver to such counsel an officers' certificate in substantially the form attached hereto as Exhibit 8.3(d)(ii), in which case such failure of AIMCO shall constitute a breach by AIMCO of Section 7.9 and shall not be considered a breach by Casden of Section 7.9.

                  (e) OPINION OF AIMCO'S COUNSEL. AIMCO shall have caused to be delivered to Casden and XYZ the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (or another nationally known law firm acceptable to Casden) to the effect that each of the Transaction Documents to which AIMCO is a party constitutes the valid and binding obligation of AIMCO and AIMCO OP, and that such agreements are enforceable against AIMCO and AIMCO OP, in accordance with their terms (with customary exceptions, assumptions and qualifications and based on customary representations). Casden agrees that an opinion substantially in the form attached as Exhibit 8.3(e) hereto shall be acceptable to Casden and that the failure of AIMCO to deliver such opinion shall constitute a breach of Section 7.9 by AIMCO unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                  (f) TRADING OF AIMCO COMMON STOCK. AIMCO Common
Stock shall be listed and admitted for trading on the NYSE and there shall have occurred trading of AIMCO Common Stock on each of the five (5) trading days immediately prior to the Closing Date.

                  (g) LISTING OF SHARES. The shares of AIMCO Common
Stock issuable in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance. The parties acknowledge and agree that if Casden elects to waive this condition in the event it is not satisfied, such waiver will not constitute a waiver of (or absolve AIMCO from liability for) the breach of the covenant in Section 7.31.

                  (h) AIMCO REQUIRED STATUTORY APPROVALS. Each of the AIMCO Required Statutory Approvals shall have been obtained.

                                 ARTICLE IX

                     TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after obtaining the Casden Stockholders' Approval, only:

                  (a) by mutual written consent of the respective Boards of Directors of Casden and AIMCO;

                  (b) (i) by either AIMCO or Casden if there has been any breach by the other party of any representation or warranty set forth in this Agreement, or failure by the other party to comply with any of its covenants or obligations set forth in this Agreement and which breach or failure individually or together with the other breaches or failures by such other party that have not been cured would result in losses, costs, damages or expenses to the terminating party, if the Transactions were consummated that would reasonably be expected to exceed $100 million, and which breach or failure has not been cured within 30 days following receipt by the breaching or failing party of notice of such breach or failure or adequate assurance of such cure shall not have been given by or on behalf of the breaching or failing party within such 30 day period or (ii) by AIMCO or Casden, if any state or federal law, order, rule or regulation is adopted or issued after the date hereof, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting any of the Transactions, or if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting any of the Transactions, and such order, judgment or decree shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement as a result of any such injunction or prohibition shall have used all reasonable efforts to remove such injunction or overturn such prohibition;

                  (c) by either AIMCO or Casden, by written notice to the other party, if the Effective Time shall not have occurred on or before the six month anniversary of the date hereof (the "Termination Date") subject to AIMCO's and Casden's right to postpone the Closing pursuant to the proviso in Section 3.1; provided, however, that in the event the parties have not obtained approval of the Transactions by HUD by the Termination Date, such date may be extended at the election of AIMCO or Casden for one-month periods (up to an additional six months) pending such approval; provided, further, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

                  (d) by Casden if (i) all of AIMCO's conditions to closing set forth in Section 8.1 and Section 8.2 have been satisfied, (ii) within 10 days of receiving notice of Casden's intent to terminate pursuant to this Section 9.1(d), AIMCO has failed to close and (iii) at such time AIMCO is not entitled to terminate this Agreement pursuant to Article IX.

         Section 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.1 by either Casden or AIMCO, except as expressly provided in Section 9.3(a) below, no party hereto shall have any liability to any other party with respect to this Agreement or the transactions contemplated hereby and this Agreement shall be of no further force or effect; provided, however that notwithstanding the foregoing, Sections 9.1, 9.2, 9.3, 9.4, 9.6, 10.1, 10.2, 10.3, 10.4,
10.5, 10.6, 10.7 and 10.8 shall survive the termination indefinitely (unless otherwise specifically provided therein).

         Section 9.3       TERMINATION FEES.

                  (a) CASDEN LIQUIDATED DAMAGES. If the Merger is not consummated and Casden terminates this Agreement pursuant to Sections 9.1(b) or 9.1(d) above, (i) Casden shall be entitled to receive the Escrow Amount from the Escrow Agent and (ii) AIMCO shall pay to Casden in cash liquidated damages in the amount of $50 million (the amounts received by Casden pursuant to the foregoing clauses (i) and (ii), collectively, the "Liquidated Damages"); provided, however, that Casden shall not be entitled to receive the Liquidated Damages if AIMCO is entitled to terminate this Agreement pursuant to Section 9.1 above. The payment of the Liquidated Damages shall be compensation and liquidated damages for the loss suffered by Casden as the result of the failure to consummate the Merger and the Related Transactions and to avoid the difficulty of determining damages under the circumstances, and AIMCO and AIMCO OP shall not have any liability to Casden, other than the payment of the Liquidated Damages if the Merger is not consummated.

                  (b) NO PENALTY. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

         Section 9.4 AMENDMENT. This Agreement may be amended by the parties hereto (or by Casden pursuant to Section 2.2(g)) at any time before or after the Casden Stockholders' Approval and prior to the Effective Time, subject to the requirements of the MGCL. Other than pursuant to Section 2.2(g), this Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

         Section 9.5 WAIVER. At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

         Section 9.6 DAMAGES. Notwithstanding any other provision herein, the parties agree that if the Merger is consummated, the sole remedy of any such party for any other party's breach of representations or warranties or failure to comply with covenants, and any failure to satisfy any condition, shall be the right to collect damages for any breach of representations or warranties or failure to comply with covenants or to satisfy any condition, to the extent provided in the Master Indemnification Agreement (or, with respect to Tax matters, the Tax Indemnity Agreement). The representations and warranties of the parties contained herein shall survive the Effective Time in accordance with the terms of the Master Indemnification Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements; provided, however, that if either party has knowledge prior to the Closing Date of any breach of any covenant or any inaccuracy of any representation or warranty contained in this Agreement prior to the Closing Date and such party did not comply with its Pre-Closing Notice (as defined in the Master Indemnification Agreement) obligation pursuant to the Master Indemnification Agreement, such party shall not be entitled to indemnification under the Master Indemnification Agreement for such breach or inaccuracy, except as pursuant to the Tax Indemnity Agreement.

                                 ARTICLE X

                             GENERAL PROVISIONS

         Section 10.1 BROKERS. Casden represents and warrants that, except for CSFB and Monga LLC whose fees have been disclosed to AIMCO prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Casden. AIMCO represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of AIMCO.

         Section 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (i)      If to Casden (or XYZ,
                           after the Effective Time), to:     Casden Properties Inc.
                                                              (or XYZ, after the Effective Time)
                                                              9090 Wilshire Boulevard
                                                              Beverly Hills, CA  90211
                                                              Attn:  Andrew J. Starrels
                                                              Telecopy:    (310) 273-8418
                                                              Telephone:  (310) 385-3057

                           with copies (which shall
                           not constitute notice) to:         Gibson, Dunn & Crutcher LLP
                                                              333 South Grand Avenue
                                                              Los Angeles, CA  90071
                                                              Attn:  Jesse Sharf, Esq.
                                                                     and Scott Calfas, Esq.
                                                              Telecopy:    (213) 229-6638
                                                              Telephone:  (213) 229-7638

                                                              Blackacre Capital Management, LLC
                                                              450 Park Avenue, 28th Floor
                                                              New York, NY  10022
                                                              Attn:  Mark Neporent/Ronald J. Kravit
                                                              Telecopy:    (212) 891-2104
                                                              Telephone:  (212) 891-1540

                                                              Katten Muchin Zavis
                                                              525 West Monroe Street, Suite 1600
                                                              Chicago, IL  60661-3696
                                                              Attn:  Nina Matis, Esq.
                                                              Telecopy:    (312) 902-5560
                                                              Telephone:  (312) 902-1061

                                                     and      Schulte, Roth & Zabel LLP
                                                              919 Third Avenue
                                                              New York, NY  10022
                                                              Attn:  Alan Waldenberg, Esq.
                                                              Telecopy:    (212) 756-2501
                                                              Telephone:  (212) 593-5955

                  (ii)     If to AIMCO, to:                   Apartment Investment and
                                                                   Management Company
                                                              18350 Mt. Langley Avenue, Suite 220
                                                              Fountain Valley, CA  92708
                                                              Attn:  Peter K. Kompaniez
                                                              Telecopy:    (714) 593-1703
                                                              Telephone:  (714) 593-1733

                                                     and      Apartment Investment and
                                                                   Management Company
                                                              2000 South Colorado Boulevard
                                                              Tower Two, Suite 2-1000
                                                              Denver, CO  80222
                                                              Attn:  Terry Considine and
                                                                         Harry Alcock
                                                              Telecopy:    (303) 753-9538
                                                              Telephone:  (303) 691-4330

                                                     and      Apartment Investment and
                                                                   Management Company
                                                              Tower Two
                                                              2000 South Colorado Boulevard
                                                              Suite 2-1000
                                                              Denver, CO  80222
                                                              Attn:  Terry Considine and Harry Alcock
                                                              Telecopy:    (303) 691-5662
                                                              Telephone:  (303) 691-4344

                           with copies (which shall not
                           constitute notice) to:             Skadden, Arps, Slate, Meagher & Flom LLP
                                                              4 Times Square
                                                              New York, NY  10036
                                                              Attn:  Joseph A. Coco, Esq.
                                                              Telecopy:    (212) 735-2000
                                                              Telephone:  (212) 735-3000

                                                              Skadden, Arps, Slate, Meagher & Flom LLP
                                                              300 South Grand Avenue
                                                              Los Angeles, CA  90071
                                                              Attn:  Jonathan L. Friedman, Esq.
                                                              Telecopy:    (213) 687-5600
                                                              Telephone:  (213) 687-5000


         Section 10.3 MISCELLANEOUS. This Agreement, the Related Transaction Documents, the Confidentiality Agreement and the documents and instruments referred to herein and therein constitute the entire agreement and supersede all other prior or contemporaneous oral or written agreements and understandings among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by any party and shall be governed by and construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MGCL.

         Section 10.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.5 COUNTERPARTS; EFFECT. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.6 PARTIES' INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except that the directors, officers and general partners covered by the insurance referred to in Section 7.13 shall have the right to enforce such provisions.

         Section 10.7      ENFORCEMENT.

                           (a) The parties agree that irreparable damage
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached until the consummation of the Merger. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled pursuant to this Agreement, the Master Indemnification Agreement or the Tax Indemnity Agreement; provided, however, that following the consummation of the Merger, specific performance of the terms of this Agreement (other than under Section 7.30) shall no longer be available.

                           (b) In addition, each of the parties hereto (i)
consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement, the Related Transaction Documents or any of the Transactions in any court other than a federal or state court sitting in the State of New York.

         Section 10.8 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                                      [signature page follows]




         IN WITNESS WHEREOF, AIMCO, Casden and XYZ have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                 APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                 By:     /s/ Peter Kompaniez
                                       ---------------------------------------
                                       Name:  Peter Kompaniez
                                       Title:    President


                                 CASDEN PROPERTIES INC.


                                 By:   /s/ Alan I. Casden
                                       ---------------------------------------
                                       Name:  Alan I. Casden
                                       Title:    Chairman


                                 XYZ HOLDINGS LLC


                                 By:   CASDEN INVESTMENT CORP.
                                       ---------------------------------------
                                       its Managing Member

                                       By: /s/ Alan I. Casden
                                          ------------------------------------
                                             Name:  Alan I. Casden
                                             Title:    Chairman